UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

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☑  Preliminary Proxy Statement
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☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to § 240.14a-12

Bank of America Corporation
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Preliminary Proxy Materials

January [ • ], 2010

Dear Stockholder:

I am pleased to invite you to a Special Meeting of Stockholders of Bank of America Corporation. The meeting will be held at 10:00 a.m. local time, on February 23, 2010, in the Palmetto Ballroom of the International Trade Center, located at 200 North College Street, Charlotte, North Carolina. If you are unable to attend, you will be able to listen to the meeting and view any visual materials presented over the Internet at http://investor.bankofamerica.com.

At the Special Meeting, stockholders will consider a proposal to increase the authorized number of common shares of the Corporation. This request is being made as a result of an agreement reached with the U.S. government in December to increase the common equity of the Corporation as part of the process of repaying the government’s $45 billion TARP investment in Bank of America Corporation. Management believes that approval of this proposal is critical to the Corporation’s ability to operate and grow in the future.

Enclosed are a notice of matters to be voted on at the special meeting, our proxy statement and a proxy card.

Whether or not you plan to attend, please submit a proxy to vote your shares in one of three ways: via Internet, telephone or mail. Instructions regarding Internet and telephone voting are included on the proxy card (or, if applicable, in your electronic delivery notice). If you choose to submit a proxy by mail, please mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is exercised as explained in the proxy statement.

If you plan to attend, please bring the admission ticket attached to your proxy card and photo identification. If your shares are held in the name of a broker or other nominee, please bring with you a letter (and a legal proxy if you wish to vote your shares) from the broker or nominee confirming your ownership as of the record date.

Sincerely yours,

Brian T. Moynihan
Chief Executive Officer and President

BANK OF AMERICA CORPORATION
Bank of America Corporate Center
Charlotte, North Carolina 28255

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on February 23, 2010

The Proxy Statement is available at http://investor.bankofamerica.com

Date:	February 23, 2010

Time:	10:00 a.m., local time

Place:	Palmetto Ballroom of the International Trade Center
200 North College Street, Charlotte, North Carolina 28202

Webcast of the Special Meeting:  You may listen to a live audiocast of the meeting on our website at http://investor.bankofamerica.com at 10:00 a.m., local time, on February 23, 2010.

Items of Business:

•	Item 1: A proposal to adopt an amendment to the Bank of America Corporation amended and restated certificate of incorporation to increase the number of authorized shares of Common Stock from 10 billion to 11.3 billion; and

•	Item 2: A proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve the proposal set forth in Item 1.

The Board of Directors recommends a vote FOR each of these Items.

Record Date:  You are entitled to notice of and to vote at the Special Meeting (or any adjournment or postponement thereof) if you were a stockholder of record of the classes or series of our stock indicated in these proxy materials on January 7, 2010. In accordance with Delaware law, for 10 days prior the Special Meeting, a list of those registered stockholders entitled to vote at the Special Meeting will be available for inspection in the office of the Corporate Secretary, Bank of America Corporation, Bank of America Plaza, 101 South Tryon Street, NC1-002-29-01, Charlotte, North Carolina 28255. The list also will be available at the Special Meeting. Holders of our Common Equivalent Junior Preferred Stock, Series S, are not entitled to vote at the Special Meeting.

Proxy Voting:  Your vote is important. Please submit your proxy as soon as possible via either the Internet, telephone or mail.

Meeting Admission:  If you plan to attend the Special Meeting in person, you will need to bring the admission ticket attached to your proxy card and photo identification. If your shares are held in the name of a broker or other nominee, please bring with you a letter (and a legal proxy if you wish to vote your shares) from the broker or nominee confirming your ownership as of the record date. See “Attending the Special Meeting” on page 4 of the proxy statement.

By order of the Board of Directors:

Alice A. Herald
Corporate Secretary

January [ • ], 2010

BANK OF AMERICA CORPORATION
Bank of America Corporate Center
Charlotte, North Carolina 28255

PROXY STATEMENT

We are providing these proxy materials in connection with the solicitation of proxies by the Board of Directors of Bank of America Corporation for a Special Meeting of Stockholders (the “Special Meeting”) to be held on February 23, 2010. In this proxy statement, we refer to the Board of Directors as the “Board” and to Bank of America Corporation as “we,” “us,” “our company,” “Bank of America” or the “Corporation.” This proxy statement is being mailed starting on or about January [ • ], 2010.

GENERAL INFORMATION

Record Date. Only holders of record of the classes or series of our stock described below at the close of business on January 7, 2010 will be entitled to notice of and to vote at the Special Meeting. Holders of the Corporation’s Common Stock (the “Common Stock”), the 7% Cumulative Redeemable Preferred Stock, Series B (the “Series B Preferred Stock”), the Floating Rate Non-Cumulative Preferred Stock, Series 1 (the “Series 1 Preferred Stock”), the Floating Rate Non-Cumulative Preferred Stock, Series 2 (the “Series 2 Preferred Stock”), the 6.375% Non-Cumulative Preferred Stock, Series 3 (the “Series 3 Preferred Stock”), the Floating Rate Non-Cumulative Preferred Stock, Series 4 (the “Series 4 Preferred Stock”), the Floating Rate Non-Cumulative Preferred Stock, Series 5 (the “Series 5 Preferred Stock”), the 6.70% Noncumulative Perpetual Preferred Stock, Series 6 (the “Series 6 Preferred Stock”), the 6.25% Noncumulative Perpetual Preferred Stock, Series 7 (the “Series 7 Preferred Stock”), and the 8.625% Non-Cumulative Preferred Stock, Series 8 (the “Series 8 Preferred Stock”) will be entitled to vote together as a single class at the Special Meeting. In addition, holders of the Common Stock will be entitled to vote separately as a class with respect to Item 1 at the Special Meeting. Holders of the Corporation’s Common Equivalent Junior Preferred Stock, Series S (the “Common Equivalent Stock”), are not entitled to vote at the Special Meeting. Each share of the Common Stock and the Series B Preferred Stock is entitled to one vote, each share of the Series 1-5 Preferred Stock and Series 8 Preferred Stock is entitled to 150 votes, and each share of the Series 6 and 7 Preferred Stock is entitled to five votes.

As of the record date of January 7, 2010, there were 8,659,368,835 shares of Common Stock, 7,571 shares of the Series B Preferred Stock, 4,861 shares of the Series 1 Preferred Stock, 17,547 shares of the Series 2 Preferred Stock, 22,336 shares of the Series 3 Preferred Stock, 12,976 shares of the Series 4 Preferred Stock, 20,190 shares of the Series 5 Preferred Stock, 65,000 shares of the Series 6 Preferred Stock, 16,596 shares of the Series 7 Preferred Stock, and 89,100 shares of the Series 8 Preferred Stock entitled to vote at the Special Meeting.

Voting By Proxy. Whether or not you plan to attend the Special Meeting, you may submit a proxy to vote your shares via Internet, telephone or mail as more fully described below:

•	By Internet: Go to www.investorvote.com/bac and follow the instructions. You will need information from your proxy card or electronic delivery notice to submit your proxy.

•	By Telephone: Call 1.800.652.8683 and follow the voice prompts. You will need information from your proxy card or electronic delivery notice to submit your proxy.

•	By Mail: Mark your vote, sign your name exactly as it appears on your proxy card, date your proxy card and return it in the envelope provided.

All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via

Internet or telephone. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendation to vote “FOR”:

Item 1: A proposal to adopt an amendment to our amended and restated certificate of incorporation to increase the number of authorized shares of Common Stock from 10 billion to 11.3 billion; and

Item 2: A proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve the proposal set forth in Item 1.

Revoking Your Proxy. You may revoke your proxy at any time before it is exercised by:

•	written notice of revocation to the Corporate Secretary;

•	a properly executed proxy of a later date; or

•	voting in person at the Special Meeting.

Cost of Proxy Solicitation. We will pay the cost of soliciting proxies. In addition to soliciting proxies by mail or electronic delivery, we also may use some of our associates, who will not be specially compensated, to solicit proxies, either personally or by telephone, facsimile or written or electronic mail. In addition, we have agreed to pay Laurel Hill Advisory Group, LLC and Georgeson Inc., in total, $34,000 plus expenses to assist us in soliciting proxies from banks, brokers and nominees. We will also reimburse banks, brokers and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners.

Routine and Non-Routine Proposals. The New York Stock Exchange (“NYSE”) will determine whether the proposals presented at the Special Meeting are routine or not routine. If a proposal is routine, a broker or other entity holding shares for an owner in “street” name may vote in its discretion on the proposal without receiving voting instructions from the owner. If a proposal is not routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A “broker non-vote” occurs when the broker or other entity is unable to vote on a proposal because the proposal is not routine and the “street” name owner does not provide any voting instructions.

Quorum Required to Hold the Special Meeting. In order to hold the Special Meeting, a quorum consisting of the holders of a majority of the aggregate voting power of the Common Stock, the Series B Preferred Stock and the Series 1-8 Preferred Stock must be present in person or represented by proxy at the Special Meeting. In addition, because the shares of Common Stock, voting as a separate class, must adopt the amendment to our amended and restated certificate of incorporation to increase the number of authorized shares of Common Stock from 10 billion to 11.3 billion, a majority of the outstanding shares of the Common Stock, present in person or by proxy, is also required to constitute a quorum. For purposes of determining the presence or absence of a quorum, we intend to count as present shares present in person but not voting and shares for which we have received proxies but for which holders thereof have abstained. Furthermore, if either Item 1 or Item 2 is considered a routine matter by the NYSE, a broker non-vote will be counted as present for purposes of determining whether a quorum is present; however, if both Item 1 and Item 2 are considered non-routine matters by the NYSE, a broker non-vote will not be counted as present for purposes of determining whether a quorum is present.

Votes Required to Adopt Proposals. Approval of Item 1 (a proposal to adopt an amendment to our amended and restated certificate of incorporation to increase the number of authorized shares of Common Stock from 10 billion to 11.3 billion) requires the affirmative vote of a majority of the voting power represented by the outstanding shares of Common Stock, Series B Preferred Stock, and Series 1-8 Preferred Stock entitled to vote at the Special Meeting, voting together as a single class. In addition, under Delaware law, the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting, counted separately as a class without the Series B Preferred Stock or Series 1-8 Preferred Stock, is also required to approve Item 1.

Because approval is based on the affirmative vote of a majority of votes represented by shares outstanding, the failure to vote, a broker non-vote or an abstention will have the same effect as a vote against Item 1.

If there is a quorum, approval of Item 2 (any necessary or appropriate adjournment of the Special Meeting) requires the votes cast in favor of such proposal to exceed the votes cast against such proposal at the Special Meeting by the holders of Common Stock, the Series B Preferred Stock and the Series 1-8 Preferred Stock, voting together as a single class. Abstentions from voting, as well as broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the vote required for Item 2 in this case. In the absence of a quorum, the Special Meeting may be adjourned by the approval of the majority of the voting power of the outstanding shares present and entitled to vote at the Special Meeting.

With respect to approval of both Item 1 and Item 2, each share of the Common Stock and the Series B Preferred Stock is entitled to one vote, each share of the Series 1-5 Preferred Stock and Series 8 Preferred Stock is entitled to 150 votes, and each share of Series 6 and 7 Preferred Stock is entitled to five votes.

Voting by Associates. If you are a participant in The Bank of America 401(k) Plan, The Bank of America 401(k) Plan for Legacy Companies, The Bank of America Transferred Savings Account Plan, the Merrill Lynch & Co., Inc. Retirement Accumulation Plan, the Merrill Lynch & Co. Inc., Employee Stock Ownership Plan or the Merrill Lynch & Co. Inc., 401(k) Savings & Retirement Plan, and your plan account has investments in shares of Common Stock, you must provide voting instructions to the plan trustees (either via the proxy card or Internet or by telephone) in order for your shares to be voted as you instruct. If no voting instructions are received, the trustee of the plan will vote these shares in the same ratio as the shares for which voting instructions have been provided to the trustee unless contrary to the Employee Retirement Income Security Act. Your voting instructions will be held in strict confidence. If you participate in the Merrill Lynch Employee Stock Purchase Plan, your shares must be voted in order to count. The deadline to cast votes for shares held in the foregoing plans is Monday, February 22, 2010, at 8:00 a.m. EST. You will not be able to change your vote after this deadline.

Householding. Unless we have received contrary instructions, we send a single copy of our annual report, any proxy statement and any notice of annual or special meeting to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps reduce our expenses.

If you would like to receive your own set of this proxy statement and notice of special meeting, or your own set of the annual report, proxy statement and notice of annual or special meeting for our future annual or special meetings, follow the instructions described below:

If your shares are registered in your own name, please contact our transfer agent and inform them of your request to revoke householding by calling them at 1.800.642.9855 or writing to them at Computershare Trust Company, N.A., P.O. Box 43078, Providence, Rhode Island 02940-3078. Within 30 days of your revocation, we will send to you individual documents.

If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

If two or more stockholders residing in the same household individually receive copies of the annual report, proxy statement and notice of annual or special meeting and as a household wish to receive only one copy, you may contact our transfer agent at the address and telephone number listed in the preceding paragraph in the case of registered holders, or your bank, broker or other nominee directly if such bank, broker or other nominee holds your shares, and request that householding commence as soon as practicable.

Electronic Delivery. In addition to householding, we can also reduce our expenses if you elect to receive annual reports and proxy materials via the Internet. If you request, you can receive email notifications when these documents are available electronically on the Internet. If you have an account maintained in your name at Computershare Investor Services, you may sign up for this service at www.computershare.com/bac.

Questions. If you hold your shares directly, please call Computershare Trust Company at 1.800.642.9855. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker directly.

Attending the Special Meeting. All holders of Common Stock, Series B Preferred Stock and Series 1-8 Preferred Stock, including stockholders of record and stockholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the Special Meeting. Stockholders of record can vote in person at the Special Meeting. If you are not a stockholder of record, you must obtain a proxy executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the Special Meeting. If you plan to attend, please bring the admission ticket attached to your proxy card and photo identification. If your shares are held in the name of a broker or other nominee, please bring with you a letter (and a legal proxy if you wish to vote your shares) from the broker or nominee confirming your ownership as of the record date, which is January 7, 2010. Failure to bring such a letter may delay your ability to attend or prevent you from attending the meeting.

According to our Bylaws, business to be conducted at a special meeting of stockholders may only be brought before the meeting by means of our notice of the meeting or otherwise properly brought before the meeting by or at the direction of our Board. No matters other than the matters described in this proxy statement are anticipated to be presented for action at the Special Meeting or at any adjournment or postponement of the Special Meeting.

Stockholders may submit proposals and other matters for consideration at the 2010 Annual Meeting as described in “Proposals for the 2010 Annual Meeting of Stockholders” on page 20.

FORWARD-LOOKING STATEMENTS

This proxy statement or the documents incorporated by reference into this proxy statement may contain “forward-looking statements.” Words such as “expects,” “anticipates,” “believes,” “estimates” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and often are beyond the Corporation’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Factors that could cause actual results to differ materially from those expressed in our forward-looking statements include the failure to obtain the stockholder adoption of the Amendment described in this proxy statement as well as factors described in our Annual Report on Form 10-K for the year ended December 31, 2008, under the captions “Item 1A. Risk Factors,” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” (as amended by Exhibit 99.1 to our Current Report on Form 8-K filed on May 28, 2009), and in our subsequent filings with the Securities and Exchange Commission (the “SEC”). Forward-looking statements speak only as of the dates they are made, and except to the extent required by applicable law or regulation, we undertake no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date of this proxy statement.

ITEM 1: AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK FROM 10 BILLION TO 11.3 BILLION

Our Board has declared advisable and adopted, subject to stockholder adoption, an amendment (the “Amendment”) to our amended and restated certificate of incorporation to provide for an increase in the number of shares of Common Stock authorized for issuance from 10 billion to 11.3 billion. As described below, if the stockholders adopt the Amendment, the outstanding shares of Common Equivalent Stock will automatically convert in full into 1,286,000,000 shares of Common Stock, as described below. The remainder of the additional shares of Common Stock to be authorized by the Amendment will be available for general corporate purposes. The Corporation may in the future seek authorization of additional shares of Common Stock to be available for general corporate purposes, including, but not limited to, capital raising transactions, stock dividends, stock splits, possible acquisitions, and equity compensation plans.

The additional shares of Common Stock authorized in the Amendment will not be entitled to preemptive rights nor will existing stockholders have any preemptive rights to acquire any of those shares when issued. If the stockholders adopt the Amendment, the Amendment will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which filing will take place as soon as possible following the Special Meeting.

The Board recommends a vote “FOR” Item 1, the proposal to amend our amended and restated certificate of incorporation to increase the number of authorized shares of Common Stock from 10 billion to 11.3 billion, for the reasons discussed below.

Reasons for the Amendment

In December 2009, we received approval (the “TARP Repayment Approval”) from the U.S. Department of the Treasury (the “Treasury Department”) and the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) to repay the $45 billion investment made under the Troubled Asset Relief Program (“TARP”), by repurchasing all 600,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series N (the “Series N preferred stock”), all 400,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series Q (the “Series Q preferred stock”), and all 800,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series R (the “Series R preferred stock,” and together with the Series N preferred stock and the Series Q preferred stock, the “TARP preferred stock”) issued to the Treasury Department as part of the TARP. In connection with this approval, on December 9, 2009, we issued $19,290,000,000, or 1,286,000,000, Common Equivalent Securities, consisting of depositary shares representing interests in shares of Common Equivalent Stock, and warrants (the “Contingent Warrants”) to purchase an aggregate of 60,056,200 shares of our Common Stock, and we used the net proceeds from this issuance, together with available funds, to repurchase all shares of the TARP preferred stock from the Treasury Department. At the time we repurchased the TARP preferred stock, we did not exercise our right to repurchase the related warrants to purchase Common Stock previously issued to the Treasury Department. We repurchased the TARP preferred stock for its aggregate liquidation preference of $45 billion plus accrued and unpaid dividends.

Each Common Equivalent Security consists of (1) one depositary share, representing a 1/1,000th interest in a share of Common Equivalent Stock, and (2) a Contingent Warrant to purchase 0.0467 of a share of our Common Stock for a purchase price of $0.01 per share. Each depositary share entitles the holder, through the depositary for the Common Equivalent Stock, to a proportional fractional interest in all rights and preferences of the share of Common Equivalent Stock represented thereby, including conversion, dividend, liquidation and voting rights. The depositary shares and the Contingent Warrants currently are not separable or transferable separately, and the Contingent Warrants currently are not exercisable.

There are 1,286,000 shares of Common Equivalent Stock outstanding. In the aggregate, the Common Equivalent Stock is convertible into 1,286,000,000 shares of Common Stock (or one share of Common Stock for each depositary share), and the Contingent Warrants could become exercisable for 60,056,200 shares of Common Stock. The Corporation currently is authorized under our amended and restated certificate of incorporation to issue 10 billion shares of Common Stock. As of January 7, 2010, we had 8,659,368,835 shares of Common Stock issued and outstanding, and 1,332,648,364 shares of Common Stock reserved for issuance for various purposes, including shares that could be issued, if applicable, in connection with the exercise of the Contingent Warrants and shares that would be issued, if applicable, upon partial conversion of the Common Equivalent Stock, as described below. We therefore currently do not have a sufficient number of authorized shares of Common Stock to effect the conversion in full of the Common Equivalent Stock into Common Stock. Accordingly, in connection with the Federal Reserve Board’s TARP Repayment Approval and the issuance of the Common Equivalent Stock, we committed to seek to obtain the requisite stockholder adoption of the Amendment as soon as possible, but no later than March 24, 2010.

Since January 1, 2007, the Corporation has issued approximately 4.19 billion shares of Common Stock. Of this amount, approximately 1.70 billion shares were issued in connection with capital raising transactions, approximately 1.0 billion shares were issued in connection with the exchange of outstanding shares of preferred stock for shares of Common Stock, approximately 1.48 billion shares were issued in connection with the acquisitions of Merrill Lynch & Co., Inc. and Countrywide Financial Corporation, and approximately 78.66 million shares were issued in connection with employee stock awards. In addition, during that period we repurchased approximately 73.73 million shares of Common Stock.

If our stockholders adopt the Amendment at the Special Meeting, the Contingent Warrants will expire without becoming exercisable, the Common Equivalent Stock automatically will convert in full into shares of our Common Stock at a rate of 1,000 shares of Common Stock for each share of Common Equivalent Stock (or one share of Common Stock for each depositary share), subject to certain adjustments, and the Common Equivalent Stock will cease to exist.

If our stockholders reject the Amendment at the Special Meeting, the Contingent Warrants and the depositary shares will separate and begin to trade separately, and the Contingent Warrants will become exercisable for a 30-day period, at the end of which they will expire. If pursuant to Item 2 of these proxy materials the Special Meeting is adjourned and our stockholders do not act with respect to adoption of the Amendment on or before March 24, 2010, the Contingent Warrants and the depositary shares will separate and begin to trade separately, but the Contingent Warrants will not become exercisable unless and until a negative stockholder vote occurs (and if stockholder adoption of the Amendment is received without a prior negative stockholder vote occurring, then the Contingent Warrants will expire without becoming exercisable).

In addition, if our stockholders reject the Amendment at the Special Meeting, or otherwise fail to adopt the Amendment on or before March 24, 2010, the Common Equivalent Stock automatically will partially convert into our Common Stock, to be effected by our issuance of 200,000,000 shares of Common Stock (subject to certain anti-dilution adjustments) to the holders of the Common Equivalent Stock. Upon this partial conversion, if it occurs, the conversion rate for the Common Equivalent Stock will be reduced proportionately as described herein, and thereafter, the Common Equivalent Stock automatically will convert in full at the reduced conversion rate upon subsequent stockholder adoption of the Amendment.

We have agreed that if our stockholders fail to adopt the Amendment at the Special Meeting or any postponement or adjournment thereof, we will continue to seek to obtain the requisite approval at least as frequently as every six months until such stockholder adoption has been obtained.

The holders of the Common Equivalent Stock are entitled to receive dividends, when, as and if declared by our Board, on an as-converted basis with dividends declared and paid with respect to our Common Stock (the “Common Equivalent Dividends”). In addition, if our stockholders reject the

Amendment at the Special Meeting, or if our stockholders otherwise fail to adopt the Amendment on or before March 24, 2010, additional non-cumulative quarterly cash dividends (the “Additional Dividends”) will be payable on the Common Equivalent Stock, when, as and if declared by our Board, at an initial annual rate of 10% of the aggregate liquidation preference of the Common Equivalent Stock, as reduced in the same proportion as is the conversion rate in the event of a partial conversion (from $15,000 per share to $12,667.19 per share of Common Equivalent Stock), prior to the payment of dividends on our Common Stock. For each subsequent quarter until the Amendment is adopted by our stockholders, this initial annual rate will increase by 2% to a maximum annual rate of 16%.

The Common Equivalent Stock is not redeemable. In the event of our liquidation, from our legally available assets, holders of the Common Equivalent Stock will be entitled to certain liquidating distributions prior to any distributions to the holders of our Common Stock and also will be entitled to participate with the holders of our Common Stock with respect to certain additional liquidating distributions to which holders of the Common Stock are entitled (if any). Also, holders of the Common Equivalent Stock are entitled to vote on an as-converted basis together with holders of our Common Stock on all matters upon which the holders of Common Stock are entitled to vote, other than approval of the Amendment, and have certain additional voting rights in the case of certain dividend arrearages.

For more information regarding the dividend, liquidation, voting and other rights of the Common Equivalent Stock and the terms of the Contingent Warrants, see “Description of Common Equivalent Stock” and “Description of Contingent Warrants to Purchase Common Stock” below.

Effect of Stockholder Adoption of the Amendment

If our stockholders adopt the Amendment at the Special Meeting, then at 9:30 a.m., New York City time, on the first business day following the later of the meeting date or the effectiveness of the Amendment:

•	the Contingent Warrants will automatically expire (without having become exercisable);

•	the Common Equivalent Stock will convert in full into shares of our Common Stock at the rate of 1,000 shares of Common Stock for each share of Common Equivalent Stock, with cash being paid for fractional shares; and

•	the Common Equivalent Securities will cease to exist.

In addition, if stockholder adoption of the Amendment is received:

Rights of Investors. The rights and privileges associated with the Common Stock issued upon conversion of the Common Equivalent Stock will be identical to the rights and privileges associated with the Common Stock held by our existing stockholders, including voting rights.

Dilution. We will issue, through the automatic conversion of the Common Equivalent Stock, an aggregate of 1,286,000,000 shares of Common Stock. As a result, our existing stockholders will incur substantial dilution to their voting interests and will own a smaller percentage of our outstanding Common Stock.

Elimination of Dividend, Liquidation and Other Rights of Holders of Common Equivalent Stock. As a result of the conversion of the Common Equivalent Stock, the dividend, liquidation and voting rights of the Common Equivalent Stock will be eliminated.

Elimination of Restriction on Share Repurchases. As a result of the conversion of the Common Equivalent Stock, the restriction on our ability to redeem or repurchase any shares of our Common Stock or other junior securities under the terms of the Common Equivalent Stock will be eliminated.

Effect of Stockholder Rejection of the Amendment

If our stockholders reject the Amendment at the Special Meeting or any postponement or adjournment thereof, then at 9:30 a.m., New York City time, on the first business day following the negative stockholder vote:

•	the Contingent Warrants and the depositary shares will separate and begin to trade separately and the Common Equivalent Securities will cease to exist;

•	the Contingent Warrants will become and remain exercisable for a period of 30 days, at the end of which period they will expire and be of no further force or effect;

•	the Common Equivalent Stock automatically will partially convert into Common Stock, to be effected through our issuance of 200,000,000 shares of Common Stock (subject to certain anti-dilution adjustments) to the holders of the Common Equivalent Stock, upon which the conversion rate for the Common Equivalent Stock will be reduced by the ratio of (a) 200,000,000 to (b) 1,286,000,000; and

•	the liquidation preference amount of the Common Equivalent Stock (initially $15,000 per share) will be proportionately reduced, to $12,667.19 per share.

Thereafter, the Common Equivalent Stock will remain outstanding in accordance with its terms and automatically convertible in full, based on the reduced conversion rate described above. In addition, if stockholders reject the Amendment:

Stockholders’ Meeting. We have agreed to seek stockholder adoption of the Amendment at least as frequently as every six months until we have obtained such stockholder adoption.

Dividends. Holders of the Common Equivalent Stock will continue to be entitled to Common Equivalent Dividends, when, as and if declared by our Board. In addition, the holders of the Common Equivalent Stock will be entitled to the Additional Dividends, when, as, and if declared by our Board, prior to the payment of dividends on our Common Stock.

Voting Rights. Holders of the Common Equivalent Stock will continue to have voting rights with the holders of the Common Stock, other than with respect to adoption of the Amendment. In addition, the holders of the Common Equivalent Stock will have the right, under certain circumstances in connection with the failure of our Board to declare and pay Additional Dividends, to elect two directors to our Board.

Liquidation Rights. Holders of the Common Equivalent Stock will continue to have rights to liquidating distributions, prior to any liquidating distributions to holders of Common Stock, in addition to the right to participate in liquidating distributions to the holders of the Common Stock.

Effect of Failure to Obtain Stockholder Adoption of the Amendment On or Before March 24, 2010

As described below under “Item 2: Approval of the Adjournment of the Special Meeting,” we may adjourn the Special Meeting to a later time and place if necessary to solicit additional proxies if there are not sufficient votes to adopt the Amendment at the time of the Special Meeting. However, whether or not the Special Meeting is postponed or adjourned to a later time, if we have not obtained the requisite stockholder adoption of the Amendment on or before March 24, 2010, then at 9:30 a.m., New York City time, on March 25, 2010:

•	the Contingent Warrants and the depositary shares will separate and begin to trade separately and the Common Equivalent Securities will cease to exist (but the Contingent Warrants will not be exercisable unless and until a negative stockholder vote occurs and, if stockholder adoption of the Amendment is received without a prior negative stockholder vote occurring, then the Contingent Warrants will expire without becoming exercisable);

•	the Common Equivalent Stock automatically will partially convert into Common Stock, to be effected through our issuance of 200,000,000 shares Common Stock (subject to certain anti-dilution adjustments) to the holders of the Common Equivalent Stock, upon which the conversion rate for the Common Equivalent Stock will be reduced by the ratio of (a) 200,000,000 to (b) 1,286,000,000; and

•	the liquidation preference amount of the Common Equivalent Stock (initially $15,000 per share) will be proportionately reduced, to $12,667.19 per share.

If we have not obtained the requisite stockholder adoption of the Amendment on or before March 24, 2010, the Common Equivalent Stock will remain outstanding in accordance with its terms and automatically convertible in full, based on the reduced conversion rate described above, with the same rights as described above under ‘‘— Effect of Stockholder Rejection of the Amendment.”

Financial Information

Unaudited pro forma condensed combined financial information and explanatory notes, including the effect of stockholder adoption of the Amendment at the Special Meeting, or alternatively stockholder rejection of the Amendment at the Special Meeting, are set forth in Appendix A to this proxy statement. In addition, certain historical financial statements of Bank of America are incorporated in this proxy statement by reference. See “Incorporation by Reference.” Stockholders are urged to read the unaudited pro forma condensed combined financial information and explanatory notes and historical financial statements carefully.

Board Recommendation

The primary purpose of this proposal is to satisfy our commitment, in connection with the Federal Reserve Board’s TARP Repayment Approval and the issuance of the Common Equivalent Securities, to seek to obtain stockholder adoption of the increase in the number of shares of our authorized Common Stock, thus allowing the Common Equivalent Stock to automatically convert into 1,286,000,000 shares of Common Stock.

The automatic conversion of the Common Equivalent Stock upon stockholder adoption of the Amendment immediately will strengthen our common equity base, as contemplated by the Federal Reserve Board’s TARP Repayment Approval. However, if our stockholders reject the Amendment, and as described in detail above:

•	the Common Equivalent Stock will remain outstanding, and the Additional Dividends will begin to be payable on such stock at a rate which increases substantially over time, from an aggregate of approximately $167.0 million for the first quarter (prorated from February 23, 2010, assuming stockholder rejection of the Amendment at that time), increasing to an aggregate of approximately $489.0 million for the second quarter thereafter, an aggregate of approximately $570.0 million for the third quarter thereafter, and an aggregate of approximately $652.0 million for the fourth quarter and each subsequent quarter thereafter until our stockholders adopt the Amendment, all prior to any payment of dividends to holders of our Common Stock;

•	the Contingent Warrants will become exercisable for an aggregate of 60,056,200 shares of Common Stock at an exercise price of $0.01 per share, which, if exercised, would result in immediate economic dilution to our existing holders of Common Stock; and

•	we will be required to continue seeking stockholder adoption of the Amendment at least as frequently as every six months until we have obtained such stockholder adoption, which will impose additional expense on the Corporation.

Adoption of the Amendment at the Special Meeting will result in the automatic conversion of the Common Equivalent Stock into Common Stock, thus preventing the Additional Dividend and other preferential rights of the Common Equivalent Stock from being triggered and avoiding the need to continue seeking stockholder adoption of the Amendment in the future. In addition, adoption of the Amendment at the Special Meeting will result in the expiration of the Contingent Warrants, without such Contingent Warrants becoming exercisable. The Board believes that this proposal is in the best interests of the Corporation and its stockholders. Therefore, the Board recommends a vote “FOR” Item 1, the proposal to amend our amended and restated certificate of incorporation to increase the number of authorized shares of Common Stock from 10 billion to 11.3 billion.

DESCRIPTION OF COMMON EQUIVALENT STOCK

The following description summarizes specific terms and provisions of the Common Equivalent Stock. This summary is subject to, and qualified by, the Corporation’s Certificate of Designations attached to this proxy statement as Appendix B.

General. Shares of the Common Equivalent Stock represent a single series of our authorized preferred stock. The depository for the Common Equivalent Stock is the sole holder of shares of the Common Equivalent Stock. The holders of the depositary shares representing fractional interests in shares of the Common Equivalent Stock are required to exercise their proportional rights in the Common Equivalent Stock through the depository.

Automatic Conversion of Common Equivalent Stock. Each share of Common Equivalent Stock will automatically convert in full into shares of our Common Stock, with no action on our part or the part of the holder, at 9:30 a.m., New York City time, on the first business day following the later of the adoption of the Amendment at the Special Meeting or the effectiveness of the Amendment. The initial rate of such conversion is 1,000 shares of Common Stock for each share of Common Equivalent Stock (or one (1) share of Common Stock for each depositary share), so that, in the aggregate, based on this initial rate, 1,286,000,000 shares of our Common Stock will be issuable upon conversion of the Common Equivalent Stock. The conversion rate is subject to adjustment upon partial conversion as described below and also for certain anti-dilution events, described below under “— Anti-Dilution Adjustments.” Cash will be paid in lieu of any fractional shares of Common Stock that would be issued on conversion as described below under “— Fractional Shares.”

In the event of a negative stockholder vote occurring on or before March 24, 2010, or if we have not obtained the requisite stockholder adoption of the Amendment on or before March 24, 2010, then at 9:30 a.m., New York City time, on the first business day following such negative stockholder vote or on March 25, 2010, as applicable, the Common Equivalent Stock automatically will partially convert into our Common Stock, to be effected by our issuance of 200,000,000 shares of Common Stock (subject to certain anti-dilution adjustments) to the holders of the Common Equivalent Stock. Upon such partial conversion, the then conversion rate for the Common Equivalent Stock will adjust by multiplying such rate by a percentage calculated as the difference between (a) one and (b) a fraction, the numerator of which is 200,000,000 and the denominator of which is 1,286,000,000, with the result that (subject to adjustment as described below under “— Anti-Dilution Adjustments”) fewer shares of Common Stock would be issuable on subsequent conversion. In addition, upon such partial conversion, the liquidation preference amount of the Common Equivalent Stock will be reduced in the same proportion as is the conversion rate as described below under “— Liquidation Rights.” After such partial conversion, the Common Equivalent Stock will remain outstanding and convertible in full at the reduced conversion rate (subject to certain anti-dilution adjustments) upon subsequent stockholder adoption of the Amendment.

Subsequent to a partial conversion of the Common Equivalent Stock, upon stockholder adoption of the Amendment, the Common Equivalent Stock will automatically convert in full into Common Stock at the reduced conversion rate (subject to certain anti-dilution adjustments) at 9:30 a.m., New York City time, on the first business day following the later of stockholder adoption of the Amendment or the effectiveness of the Amendment. Prior to conversion, the shares of Common Stock issuable upon conversion of the Common Equivalent Stock will not be deemed to be outstanding for any purpose, and holders of the Common Equivalent Stock will have no rights with respect to the Common Stock, including voting rights, rights to respond to tender offers, and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding the Common Equivalent Stock.

Dividends. Dividends on the Common Equivalent Stock are not mandatory. Holders of the Common Equivalent Stock are entitled to receive, when, as, and if declared by our Board or a duly authorized committee of our Board, out of our assets legally available under Delaware law for payment, non-cumulative dividends as described below. The holders of the Common Equivalent Stock have no right to receive any dividend in any period in which our Board, or a duly authorized committee of our Board, does not declare a dividend, and we have no obligation to pay a dividend for such period, whether or not dividends are declared and paid for any past or future period with respect to shares of the Common Equivalent Stock or any other class or series of our preferred stock or shares of our Common Stock.

Our Board may not declare or pay any cash dividend on, or make a cash distribution in respect of, our Common Stock, including, but not limited to regular quarterly dividends, unless it declares and pays a dividend or distribution on the Common Equivalent Stock at the same time and on the same terms in an amount per share of Common Equivalent Stock equal to the product of (1) the per share dividend or distribution declared and paid on the Common Stock and (2) the number of shares of Common Stock into which such share of Common Equivalent Stock is then convertible.

If our Board declares or makes a dividend or other distribution on or in respect of our Common Stock payable in securities or other property other than Common Stock or cash, such dividend or distribution shall be made to the extent practicable in respect of the Common Equivalent Stock as if the Common Equivalent Stock had been converted into Common Stock on the date of such distribution. Otherwise, we will make such adjustment to the conversion rate or other terms of the Common Equivalent Stock to provide the holder with an equivalent economic benefit.

If the stockholders reject the Amendment at the Special Meeting, or if the Special Meeting is not finally adjourned on or before March 24, 2010, then additional non-cumulative quarterly cash dividends (the “Additional Dividends”) will be payable on the Common Equivalent Stock, when, as, and if declared by our Board prior to the payment of dividends on our Common Stock. Additional Dividends shall begin to be payable on the day after the earlier to occur of a negative stockholder vote or the failure to obtain stockholder approval on or before March 24, 2010. The initial annual rate at which such Additional Dividends will be payable will be 10%. For each fiscal quarter subsequent to the initial period for which such dividends are payable, this initial annual rate will increase by 2% to a maximum annual rate of 16%. Such Additional Dividends will be payable at the applicable rate on the liquidation preference amount (as reduced in connection with the partial conversion of the Common Equivalent Stock).

Additional Dividends will be paid on the same date in each calendar quarter on which a regular quarterly cash dividend on our Common Stock is paid or, for any quarter in which such dividend on our Common Stock is not paid, on the last Friday of such quarter. The record date for the payment of any Additional Dividend shall correspond to the record date for the regular quarterly cash dividend for the period, or for any calendar quarter in which such dividend on our Common Stock is not paid, the fifteenth day of the calendar month in which the Additional Dividend is paid.

A holder of the Common Equivalent Stock will not be entitled to receive dividends, including Additional Dividends, on the Common Equivalent Stock declared by our Board unless such holder is a holder of record of the Common Equivalent Stock as of the close of business on the record date for such dividend. In addition, if any automatic conversion occurs on a date that is after the date a dividend is declared but on or prior to the record date for the declared dividend, holders of Common Equivalent Stock converted on any such conversion date will not be entitled to receive such dividends and no such dividends will be paid.

If any dividend on the Common Equivalent Stock is not declared for any calendar quarter, Common Equivalent Stock holders would not be entitled to receive a dividend for that calendar quarter, and the unpaid dividend will cease to be payable. We will have no obligation to pay dividends for a calendar quarter after the dividend payment date for that period if our Board or a duly authorized committee of the Board has not declared a dividend before the related dividend payment date, whether or not dividends on the Common Equivalent Stock or any other series of our preferred stock or our Common Stock are declared for any future dividend period.

We will calculate Additional Dividends on the basis of a 360-day year of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Common Equivalent Stock will cease to be payable after conversion, as described herein. For the initial dividend period, the last dividend period and any period in which any partial conversion occurs, dividends payable for such periods will be prorated.

We are not obligated to and will not pay holders of the Common Equivalent Stock any interest or sum of money in lieu of interest on any dividend not paid on a dividend payment date. We also are not obligated to and will not pay holders of the Common Equivalent Stock any dividend in excess of the dividends on the Common Equivalent Stock that are payable as described above.

To the extent that we declare dividends on the Common Equivalent Stock and on any stock that ranks equally with the Common Equivalent Stock with respect to the payment of such declared dividends, but do not make full payment of such declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Common Equivalent Stock and the holders of any such equally-ranking stock so that the amount of dividends declared per share on the Common Equivalent Stock and such equally-ranking stock shall in all cases bear to each other the same ratio that payable dividends per share on the shares of the Common Equivalent Stock (but without, in the case of any noncumulative preferred stock, accumulation of dividends for prior dividend periods) and such equally-ranking stock bear to each other.

Dividend Stopper. So long as any share of Common Equivalent Stock remains outstanding, (1) no dividend will be declared and paid or set aside for payment and no distribution will be declared and made or set aside for payment on any Common Stock (other than a dividend payable solely in shares of Common Stock), (2) no shares of Common Stock will be repurchased, redeemed, or otherwise acquired for consideration by us, directly or indirectly (other than as a result of a reclassification of Common Stock for or into other Common Stock, or the exchange or conversion of one share of Common Stock for or into another share of Common Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Common Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us, and (3) no shares of parity stock will be repurchased, redeemed, or otherwise acquired for consideration by us otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Common Equivalent Stock and such parity stock except by conversion into or exchange for Common Stock, during a dividend period, unless, in each case, the full Additional Dividends on all outstanding shares of the Common Equivalent Stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside. The foregoing limitations do not apply to dividends or distributions paid in shares of, or options to, warrants or rights to subscribe for or purchase shares of Common Stock, redemptions or purchases of any rights pursuant to a stockholder rights plan or by conversion or exchange of parity stock or into other parity stock, purchases by us or our affiliates as a broker, dealer, advisor, fiduciary, trustee or comparable capacity in connection with transactions effected by or for the account of our customers or customers of any of our subsidiaries or in connection with the distribution or trading of such capital stock and acquisitions of Common Stock in respect of exercises of employee equity awards and any related tax withholding and any purchase or acquisitions of Common Stock pursuant to any of our or our subsidiaries’ employee or director incentive or benefit plans or arrangements.

Except as provided below, for so long as any share of Common Equivalent Stock remains outstanding, we will not declare, pay, or set aside for payment dividends on any parity stock for any period unless we have paid in full, or declared and set aside payment in full, in respect of all Additional Dividends for the then-current calendar quarter for outstanding shares of Common Equivalent Stock. To the extent that we declare Additional Dividends on the Common Equivalent Stock and dividends on any parity stock but do not make full payment of such declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Common Equivalent Stock and the holders of any parity stock so that the amount of dividends declared per share on the Common Equivalent Stock and such parity stock shall in all cases bear to each other the same ratio that payable dividends per share on the shares of the Common Equivalent Stock (but without, in the case of any noncumulative preferred stock, accumulation of dividends for prior dividend periods) and such parity stock bear to each other.

As used above, “parity stock” means any class or series of our capital stock issued after December 9, 2009 that does not by its terms rank senior to the Common Equivalent Stock in the payment of dividends or in the distribution of assets on our liquidation, dissolution, or winding up.

Liquidation Rights. In the event of our voluntary or involuntary liquidation, dissolution, or winding up before the Common Equivalent Stock converts fully into Common Stock, the holders of the Common Equivalent Stock will be entitled to receive, out of our assets legally available for distribution to stockholders, before any distribution of assets is made to holders of our Common Stock or any of our other stock that ranks junior to the Common Equivalent Stock as to such distributions, a liquidating distribution per share of Common Equivalent Stock in an initial amount equal to the liquidation preference amount per share of Common Equivalent Stock (initially $15,000 per share), together with declared and unpaid dividends. In the event of a partial conversion of the Common Equivalent Stock, the per share liquidation preference amount will be reduced to $12,667.19 per share.

In addition, if the amount of assets that would have been distributable in liquidation to the holder of a share of Common Equivalent Stock if such share had been converted into Common Stock immediately prior to such liquidation exceeds the liquidation preference amount, the holder of each share of Common Equivalent Stock will be entitled to participate, to the extent of such excess, in the assets available for distribution in respect of our Common Stock (the “liquidation participation amount”).

Distributions will be made only to the extent of our assets remaining available after satisfaction of all liabilities to creditors, subject to the rights of holders of any securities ranking senior to the Common Equivalent Stock and pro rata as to any other shares of our stock ranking equally as to such distribution.

Our consolidation or merger with one or more other entities will not be deemed to be a voluntary or involuntary liquidation, dissolution, or winding up.

Anti-Dilution Adjustments. Initially, each share of Common Equivalent Stock will convert into Common Stock at a rate of 1,000 shares of Common Stock for each share of Common Equivalent Stock (or one share of Common Stock for each depositary share), subject to adjustment. If we issue Common Stock as a dividend or distribution to all holders of Common Stock, or a subdivision or combination of Common Stock occurs, or if we issue certain rights or warrants to all holders of Common Stock to purchase shares of Common Stock at less than the then current market value of the Common Stock, or we purchase shares of Common Stock pursuant to a tender offer or exchange offer at above the then current market price, then we will make such provision as is necessary so that the holder of each share of Common Equivalent Stock receives the same dividend, distribution or other asset or property as it would have received if it had been the holder of the number of shares of Common Stock underlying the Common Equivalent Stock held by such holder on the date of such issuance, distribution, subdivision or combination. Amounts resulting from any calculation will be rounded to the nearest 1/10,000th.

Reorganization Events. In the event of:

(i) our consolidation or merger with or into another person in each case pursuant to which our Common Stock will be converted into cash, securities, or other property of ours or another person;

(ii) any sale, transfer, lease, or conveyance to another person of all or substantially all of our property and assets, in each case pursuant to which our Common Stock will be converted into cash, securities, or other property;

(iii) any reclassification of our Common Stock into securities other than Common Stock; or

(iv) any statutory exchange of our securities with another person (other than in connection with a merger or acquisition),

each of which is referred to as a “reorganization event,” each share of the Common Equivalent Stock outstanding immediately prior to such reorganization event will, without the consent of the holders of the Common Equivalent Stock, become convertible into the kind of securities, cash, and other property receivable in such reorganization event by a holder of the shares of our Common Stock into which such share of Common Equivalent Stock was convertible immediately prior to such reorganization event in exchange for such shares of Common Stock (such securities, cash, and other property, the “exchange property”). In the event that holders of the shares of our Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the holders of the Common Equivalent Stock are entitled to receive will be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of our Common Stock that affirmatively make an election (or all of such holders if none makes an election). On each conversion date following a reorganization event, the conversion rate then in effect will be applied to the value on such conversion date of the securities, cash, or other property received per share of Common Stock, determined as set forth above.

Fractional Shares. No fractional shares of our Common Stock will be issued to holders of the Common Equivalent Stock upon conversion. In lieu of any fractional shares of Common Stock otherwise issuable in respect of the aggregate number of shares of the Common Equivalent Stock of any holder that are converted, that holder will be entitled to receive an amount in cash (rounded to the nearest cent) equal to that holder’s proportionate interest in the net proceeds from the sale in the open market by the conversion agent of the aggregate fractional shares of our Common Stock that otherwise would have been issuable to the holders of the Common Equivalent Stock upon conversion. In the event that a fractional share of our Common Stock remains after the aggregation and sale of all fractional shares in the open market, we will determine the cash equivalent of that remaining fractional share by reference to the closing price per share of our Common Stock on the trading day immediately preceding the applicable conversion date and will add that amount to the net proceeds from the sale of fractional shares in the open market for distribution to the holders of the Common Equivalent Stock.

If more than one share of the Common Equivalent Stock is surrendered for conversion at one time by or for the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Common Equivalent Stock so surrendered.

Voting Rights. The holders of the Common Equivalent Stock vote together with the holders of the Common Stock (and any other securities that vote together or that may in the future vote together with the holders of the Common Stock) on all matters upon which the holders of Common Stock are entitled to vote, except with respect to adoption of the Amendment and for those matters which under Delaware law would require the vote of the Common Equivalent Stock or the Common Stock voting as a separate voting group. Holders of the Common Equivalent Stock will be entitled to a number of votes per share equal to the number of shares of Common Stock into which a share of Common Equivalent Stock would convert at the then conversion rate. The Common Equivalent Stock will not otherwise have voting rights, except in the case of certain dividend arrearages described below and except as specifically required by Delaware law.

Whenever Additional Dividends payable on the Common Equivalent Stock or any other class or series of preferred stock ranking equally with the Common Equivalent Stock as to the payment of such dividends, and upon which voting rights equivalent to those described in this paragraph have been conferred and are exercisable, have not been declared and paid, as to any class or series, for the equivalent of at least six or more quarterly dividend periods, whether or not consecutive (a “Nonpayment”), the holders of outstanding shares of the Common Equivalent Stock voting as a class with holders of shares of any other series of our preferred stock ranking equally with the Common Equivalent Stock as to payment of Additional Dividends, and upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors of our Board on the terms set forth below (the “Common Equivalent Stock Directors”). Holders of all series of our preferred stock that are granted these voting rights and that rank equally with the Common Equivalent Stock will vote as a single class. In the event that the holders of the shares of the Common Equivalent Stock are entitled to vote as described in this paragraph, our Board will be increased by two directors, and the holders of the Common Equivalent Stock will have the right, as members of that class, as outlined above, to elect two directors at the next annual meeting of our stockholders, provided that such election of directors shall not cause us to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors, and provided further that at no time shall our Board include more than two Common Equivalent Stock Directors.

When we have paid full Additional Dividends for the equivalent of at least four quarterly dividend periods following a Nonpayment on the Common Equivalent Stock and any other series of our preferred stock ranking equally with the Common Equivalent Stock with respect to such dividends, the voting rights described above will terminate, except as expressly provided by law. The voting rights described above are subject to re-vesting upon each and every subsequent Nonpayment.

Upon termination of the right of the holders of the Common Equivalent Stock to vote for Common Equivalent Stock Directors as described above, the term of office of all Common Equivalent Stock Directors then in office elected by only those holders will terminate immediately. Whenever the term of office of the Common Equivalent Stock Directors ends and the related voting rights have expired, the number of directors automatically will be decreased to the number of directors as otherwise would prevail.

Ranking. With respect to the payment of dividends, the Common Equivalent Stock ranks junior to our existing and future issued preferred stock (and any other class or series of our equity securities that ranks senior to the Common Equivalent Stock in such respect), senior to our Common Stock (and any other class or series of our equity securities that ranks junior to the Common Equivalent Stock in such respect) with respect to the Additional Dividends, and equally with our Common Stock (and any other class or series of our equity securities that ranks equally with the Common Equivalent Stock in such respect) with respect to the dividends payable on the Common Stock to which the Common Equivalent Stock is entitled.

With respect to the payment of the liquidation preference amount on our liquidation, winding-up or dissolution, the Common Equivalent Stock ranks junior to our existing and future issued preferred stock (and any other class or series of our equity securities that ranks senior to the Common Equivalent Stock in either such respect) and senior to our Common Stock (and any other class or series of our equity securities that ranks junior to the Common Equivalent Stock in such respect), and, with respect to the liquidation participation amount, ranks junior to our existing and future issued preferred stock (and any other class or series of our equity securities that ranks senior to the Common Equivalent Stock in such respect) and equally with our Common Stock (and any other class or series of our equity securities that ranks equally with the Common Equivalent Stock in such respect).

Redemption. We cannot redeem the Common Equivalent Stock, and the Common Equivalent Stock will not be subject to any sinking fund or similar provision.

Preemptive Rights. The holders of the Common Equivalent Stock do not have any preemptive rights.

Miscellaneous. Any shares of the Common Equivalent Stock converted into shares of Common Stock or otherwise reacquired by us shall resume the status of authorized and unissued preferred shares, undesignated as to series, and shall be available for subsequent issuance.

DESCRIPTION OF CONTINGENT WARRANTS TO PURCHASE COMMON STOCK

The following description summarizes specific terms and provisions of the Contingent Warrants to purchase Common Stock. This summary is subject to, and qualified by, the terms of the Warrant attached to this proxy statement as Appendix C.

Shares of Common Stock Subject to the Contingent Warrant. Each Common Equivalent Security issued on December 9, 2009 consists of one depositary share and one Contingent Warrant. The depositary shares and the Contingent Warrants currently are not separable or transferable separately, and the Contingent Warrants currently are not exercisable. The Contingent Warrants represent the right to purchase up to an aggregate of 60,056,200 shares of Common Stock, and, in the event of a negative stockholder vote with respect to the Amendment, each Contingent Warrant will be exercisable for 0.0467 of a share of our Common Stock at an exercise price of $0.01 per share. The number of shares subject to each Contingent Warrant is subject to further adjustment as described below under “— Adjustments to the Contingent Warrant.”

Exercise of the Contingent Warrant. If our stockholders adopt the Amendment at the Special Meeting, the Contingent Warrants will automatically expire, without having become exercisable, at 9:30 a.m., New York City time, on the first business day following the later of the Special Meeting or effectiveness of the Amendment.

The Contingent Warrants and depositary shares will separate and begin to trade separately on the first business day following the earlier to occur of a negative stockholder vote at the Special Meeting or the failure to obtain stockholder adoption of the Amendment on or before March 24, 2010.

In the event of a negative stockholder vote at the Special Meeting, and only in the event of a negative stockholder vote, the Contingent Warrants will become exercisable at 9:30 a.m., New York City time, on the first business day after the negative stockholder vote, for a 30-day period (regardless of whether the stockholder approval occurs during the 30-day period), at the end of which they will expire. Even though the Contingent Warrants will separate from the depositary shares and trade separately in the event we have not obtained the requisite stockholder adoption of the Amendment on or before March 24, 2010, the Contingent Warrants will only become exercisable in the event of a negative stockholder vote.

The initial exercise price applicable to each Contingent Warrant is the equivalent of $0.01 per share of Common Stock for which the Contingent Warrant may be exercised. We will not issue fractional shares upon any exercise of the Contingent Warrant. Instead, the holders of Contingent Warrants who otherwise would have received a fractional share will receive an amount in cash rounded to the nearest cent. This cash amount will be equal to such holder’s proportionate interest in the net proceeds from the sale in the open market, from time to time during or at the conclusion of the period during which the Contingent Warrants are exercisable, by the warrant agent on behalf of all such holders, of the aggregate fractional shares that would otherwise be issued upon the exercise of the Contingent Warrants. We will at all times reserve the aggregate number of shares of Common Stock for which the Contingent Warrants may be exercised.

Expiration of the Contingent Warrant. If we obtain the requisite stockholder adoption of the Amendment without a prior negative stockholder vote occurring, the Contingent Warrants will automatically expire, without having become exercisable, at 9:30 a.m., New York City time, on the first business day following the later of the stockholder approval of Amendment or effectiveness of the Amendment. Otherwise, the Contingent Warrants will expire at 5:30 p.m., New York City time, on the 30th day after they become exercisable.

Rights as a Stockholder. The holder of a Contingent Warrant will have no rights or privileges of the holders of our Common Stock, including any voting rights, until (and then only to the extent) the Contingent Warrant has been exercised.

Transferability. The holder of a Contingent Warrant may not transfer the Contingent Warrant or a portion of the Contingent Warrant until after the Contingent Warrant separates from the depositary shares, which will occur on the first business day following the earlier of a negative stockholder vote or the failure to obtain stockholder adoption of the Amendment on or before March 24, 2010. The Contingent Warrant, and all rights under the Contingent Warrant, is otherwise transferable.

Adjustments to the Contingent Warrant. The number of shares of Common Stock for which each Contingent Warrant may be exercised will be proportionately adjusted in the event of a combination of our Common Stock, other than one in which Common Stock is issued, including a reverse stock split.

In the event of a merger, consolidation, or similar transaction involving us and requiring stockholder approval, the holder of the Contingent Warrant’s right to receive shares of our Common Stock upon exercise of the Contingent Warrant will be converted into the right to exercise the Contingent Warrant for the consideration that would have been payable to the holder of the Contingent Warrant with respect to the shares of Common Stock for which the Contingent Warrant may be exercised, as if the Contingent Warrant had been exercised prior to that merger, consolidation, or similar transaction.

ITEM 2:	APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING

Reasons for the Proposal

Our Board is requesting that the stockholders approve the adjournment of the Special Meeting, if necessary or appropriate, in order to allow for the solicitation of additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to adopt the Amendment.

If our stockholders approve the adjournment proposal, the Special Meeting could be adjourned and management could use the additional time to solicit proxies in favor of the adoption of the Amendment, including the solicitation of proxies from stockholders that have previously voted against the Amendment. Among other things, approval of this Item 2 could mean that, even if proxies representing a sufficient number of votes against the Amendment have been received, we could adjourn the Special Meeting without a vote on the Amendment and seek to convince the stockholders entitled to vote thereon to change their votes to votes in favor of the adoption of the Amendment.

Board Recommendation

The Board recommends a vote “FOR” Item 2, the proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve the proposal set forth in Item 1.

STOCK OWNERSHIP

Our classes of voting securities are the Common Stock, the Series B Preferred Stock, the Series 1 Preferred Stock, the Series 2 Preferred Stock, the Series 3 Preferred Stock, the Series 4 Preferred Stock, the Series 5 Preferred Stock, the Series 6 Preferred Stock, the Series 7 Preferred Stock, the Series 8 Preferred Stock and the Common Equivalent Stock. As of December 10, 2009, we did not know of any person who beneficially owned 5% or more of any of these classes of voting stock.

The following table sets forth information as of December 10, 2009, with respect to the beneficial ownership of Common Stock by: (i) each director; (ii) each executive officer named in the Summary Compensation Table in our 2009 Annual Meeting Proxy Statement as well as each current executive officer; and (iii) all directors and current executive officers as a group. As of December 10, 2009, no director or executive officer of the Corporation owned any shares of the Series B Preferred Stock, the Series 1-8 Preferred Stock, or the Common Equivalent Stock, other than as disclosed below.

Amount and Nature
Name	of Beneficial Ownership (1)(2)(3)(4)

Susan S. Bies	10,984
William P. Boardman(5)	32,010
Frank P. Bramble, Sr.	111,680
Virgis W. Colbert	39,495
Gregory L. Curl(6)	1,325,212
David C. Darnell(7)	923,804
Barbara J. Desoer(8)	1,921,554
Charles K. Gifford(9)	313,489
Bruce L. Hammonds(10)	1,082,804
Charles O. Holliday, Jr.	5,922
D. Paul Jones	19,784
Sallie L. Krawcheck	63,000
Kenneth D. Lewis(11)	4,602,403
Monica C. Lozano	1,000
Walter E. Massey(12)	32,250
Thomas J. May(13)	34,232
Liam E. McGee(14)	1,037,914
Thomas K. Montag(15)	3,579,173
Brian T. Moynihan(16)	1,213,503
Donald E. Powell(17)	13,150
Joe L. Price(18)	941,648
Charles O. Rossotti(19)	26,135
Thomas M. Ryan(20)	85,718
Robert W. Scully	68,657
All directors and current executive officers as a group
(21 persons)(21)	10,762,400

(1)	The numbers in the table represent shares of Common Stock. Each director and executive officer beneficially owned less than 1% of the shares of Common Stock outstanding.

(2)	All shares of Common Stock indicated in the table are subject to the sole voting and investment power of the directors and executive officers, except as otherwise set forth in the footnotes below.

(3)	The numbers in the table do not include the following number of units of Common Stock equivalents credited to the following non-employee directors under the Bank of America Corporation Director Deferral Plan as of December 10, 2009: Mr. Bramble, 30,619 units; Mr. Gifford, 39,978 units; Mrs. Lozano, 31,168 units; Dr. Massey, 44,955 units; Mr. May, 64,058 units; Mr. Rossotti, 28,719 units; and Mr. Ryan, 49,632 units. These units, which are held in individual accounts in each director’s name, will be paid in cash upon the director’s retirement to the extent vested based on the fair market value of the Common Stock at that time. The numbers in the table also do not include stock units awarded under a Bank of America 2009 Stock Unit Plan Award Agreement, as of December 10, 2009, to the following executive officers: Ms. Desoer, 123,979 units; Mr. Montag, 292,324 units; and Mr. Price, 164,783 units. Each such stock unit has a value equal to the fair market value of a share of Common Stock, but does not receive dividend equivalents and does not have any voting rights. These stock units will be paid in cash on each payment date, or in certain circumstances, after termination of employment.

(4)	Includes restricted stock units awarded under the Bank of America Corporation Key Associate Stock Plan (or its predecessor, the Bank of America Corporation Key Employee Stock Plan), as of December 10, 2009, to the following named executive officers: Ms. Desoer, 140,329 units; Mr. Hammonds, 51,934 units; Mr. Lewis, 905,142 units; Mr. McGee, 165,348 units; and Mr. Price, 82,906 units. As of December 10, 2009, all current executive officers as a group held 3,685,425 restricted stock units. Each restricted stock unit has a value equal to the fair market value of a share of Common Stock and receives dividend equivalents but does not have any voting rights. These units will be paid in shares of Common Stock at vesting or, in certain circumstances, after termination of employment.

(5)	Includes 13,000 shares of Common Stock which Mr. Boardman could acquire within 60 days after December 10, 2009 through the exercise of a call option.

(6)	Includes 975,000 shares of Common Stock which Mr. Curl could acquire within 60 days after December 10, 2009 through the exercise of stock options, of which 150,000 expired on January 3, 2010.

(7)	Includes 726,250 shares of Common Stock which Mr. Darnell could acquire within 60 days after December 10, 2009 through the exercise of stock options.

(8)	Includes 1,567,200 shares of Common Stock which Ms. Desoer could acquire within 60 days after December 10, 2009 through the exercise of stock options.

(9)	Includes 1,090 shares of Common Stock held as a custodian for two of Mr. Gifford’s children. At December 10, 2009, 100,000 of these shares of Common Stock had been pledged as collateral.

(10)	Includes 363,093 shares of Common Stock which Mr. Hammonds could acquire within 60 days after December 10, 2009 through the exercise of stock options. Mr. Hammonds retired from the Corporation effective December 31, 2008.

(11)	Includes 1,325,000 shares of Common Stock which Mr. Lewis could acquire within 60 days after December 10, 2009 through the exercise of stock options and 400,000 shares of Common Stock owned by Mr. Lewis’ spouse. In addition, as of December 10, 2009, Mr. Lewis owned 86,000 depositary shares of 8.20% Non-Cumulative Preferred Stock, Series H which represents less than 1% of such Preferred Stock. Mr. Lewis retired from the Corporation and the Board effective December 31, 2009.

(12)	Includes 8,000 shares of Common Stock which Dr. Massey could acquire within 60 days after December 10, 2009 through the exercise of stock options, and 490 shares of Common Stock over which Dr. Massey shares voting and investment power with his spouse.

(13)	Includes 22,044 stock units held under the FleetBoston Director Stock Unit Plan, 3,060 stock units held under the Bank Boston Director Retirement Benefits Exchange Program, 5,376 stock units held under the Bank Boston Director Stock Award Plan, an interest in 1,607 shares under a deferred compensation plan of Mr. May’s current employer, and 450 shares of Common Stock jointly held with his spouse.

(14)	Includes 714,500 shares of Common Stock which Mr. McGee could acquire within 60 days after December 10, 2009 through the exercise of stock options, of which 361,500 expired on December 28, 2009. Mr. McGee retired from the Corporation effective August 3, 2009.

(15)	Includes 1,408,485 shares of Common Stock which Mr. Montag could acquire within 60 days of December 10, 2009 through the exercise of stock options. In addition, as of December 10, 2009, Mr. Montag owned 335,000 of the Common Equivalent Securities, including 335,000 depositary shares of the Common Equivalent Stock (which represents less than 1% of the Common Equivalent Stock) and Contingent Warrants to purchase 15,644 shares of Common Stock.

(16)	Includes 707,628 shares of Common Stock which Mr. Moynihan could acquire within 60 days of December 10, 2009 through the exercise of stock options, of which 77,742 expired on December 20, 2009. Mr. Moynihan became Chief Executive Officer and President of the Corporation, and a member of the Board, effective January 1, 2010.

(17)	In addition, as of December 10, 2009, Mr. Powell owned 1,425 depositary shares of 7.25% Non-Cumulative Preferred Stock, Series J which represents less than 1% of such Preferred Stock.

(18)	Includes 791,500 shares of Common Stock that Mr. Price could acquire within 60 days after December 10, 2009 through the exercise of stock options and 17,756 shares of Common Stock owned by his spouse.

(19)	Includes 6,206 stock units payable in cash held under the Merrill Lynch Non-Employee Fee Deferral Plan.

(20)	Includes 27,654 stock units held under the FleetBoston Director Stock Unit Plan and 804 shares of Common Stock owned by Mr. Ryan’s spouse.

(21)	Includes 6,197,063 shares of Common Stock which such persons could acquire within 60 days after December 10, 2009, through the exercise of stock options or call options. Such persons had sole voting and investment power over 10,761,460 shares of Common Stock and shared voting or investment power or both over 940 shares.

PROPOSALS FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS

The deadline for submission of a proposal for inclusion in the proxy statement for the 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”) was November 18, 2009.

Subject to the immediately following paragraph, if you wish to submit a matter for consideration at the 2010 Annual Meeting (including any stockholder proposal or director nomination), but which will not be included in the proxy statement for such meeting, you must submit your matter after the close of business on the 120th day, and before the close of business on the 75th day, prior to April 29, 2010, which is the first anniversary of our 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”). Accordingly, if we do not change the date of the 2010 Annual Meeting as described in the following paragraph, you must submit your matter after December 30, 2009 and before the close of business on February 13, 2010.

If we change the date of the 2010 Annual Meeting to a date that is more than 30 days before or more than 70 days after the anniversary date of the 2009 Annual Meeting, you must submit your matter after the close of business on the 120th day prior to the 2010 Annual Meeting and before the close of business on the later of (x) the 75th day prior to the 2010 Annual Meeting, or (y) the 10th day following the day on which we first publicly announce the date of the 2010 Annual Meeting.

All matters must comply with the applicable requirements or conditions established by the SEC and Article III, Section 12 of our Bylaws, and be submitted in writing to the attention of the Corporate Secretary at the following address: Bank of America Corporation, Attention: Corporate Secretary, 101 South Tryon Street, NC1-002-29-01, Charlotte, North Carolina 28255.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this proxy statement documents that we file with the SEC. This means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and information that we subsequently file with the SEC will automatically update and supersede information contained in this proxy statement and in our other filings with the SEC. We incorporate by reference Item 8 from our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as updated by Exhibit 99.2 of our Current Report on Form 8-K filed with the SEC on May 28, 2009; Exhibit 99.7 of our Current Report on Form 8-K/A filed with the SEC on March 3, 2009; and Item 1 of Part I of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and any other items in that Quarterly Report expressly updating the above referenced items from our Annual Report on Form 10-K and the financial information contained in our Current Report on Form 8-K filed with the SEC on May 28, 2009.

This proxy statement incorporates important information about Bank of America from other documents that are not included in or delivered with this document. This information is available to you without charge upon your written or oral request. You can obtain the information incorporated by reference in this proxy statement through our website, www.bankofamerica.com and from the SEC at its website, www.sec.gov or by requesting the information in writing to Bank of America Corporation, Corporate Treasury Division, 100 North Tryon Street, Charlotte, North Carolina 28255. Telephone requests may be directed to (704) 386-5681. If you request any incorporated information from us, we will mail the requested information to you by first class mail, or other equally prompt means, within one business day of receipt of your request.

Appendix A

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information and explanatory notes have been presented to give effect to and show the pro forma impact of (1) the issuance of the Common Equivalent Securities, (2) the repurchase of the TARP preferred stock and (3) either stockholder adoption of the Amendment, referred to as the “Adoption Scenario,” or alternatively stockholder rejection of the Amendment, referred to as the “Rejection Scenario” (the transactions in (1), (2) and (3) are collectively referred to as the “Combined Transactions”). The unaudited pro forma condensed combined balance sheets as of September 30, 2009 assume the Combined Transactions were completed on that date. However, the unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2009 and year ended December 31, 2008 assume the Combined Transactions had been completed on January 1, 2008. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2008 do not include any adjustments for the acquisitions of Countrywide Financial Corporation (“Countrywide”) or Merrill Lynch & Co., Inc., (“Merrill Lynch”) which were effective July 1, 2008 and January 1, 2009, respectively, or the results of their operations prior to their acquisition dates.

Under the Adoption Scenario, the pro forma condensed combined financial information reflects the effect of the automatic conversion of the Common Equivalent Stock into 1.286 billion shares of Common Stock and the expiration of the Contingent Warrants. Under the Rejection Scenario, the pro forma condensed combined financial information reflects the effect of the automatic partial conversion of the Common Equivalent Stock effected through the issuance of 200 million shares of Common Stock, a reduction in the liquidation preference per share of the Common Equivalent Stock from $15,000 to $12,667.19 and the payment of dividends on the Common Equivalent Stock that remains outstanding, assuming the Board had declared such dividends. Under the Rejection Scenario, 1.286 million shares of Common Equivalent Stock will remain outstanding which will be convertible into an aggregate of 1.086 billion shares of Common Stock upon subsequent stockholder adoption of the Amendment. Additionally, under the Rejection Scenario, the Contingent Warrants become exercisable for 30 days and would allow for the purchase of approximately 60 million shares of Common Stock for $0.01 per share.

Under the Adoption Scenario, pro forma net income per share is $0.30 for the nine months ended September 30, 2009 as compared to net income per share of $0.08 for the same period under the Rejection Scenario. Under the Adoption Scenario, pro forma net income per share is $0.21 for the year ended December 31, 2008 as compared to a net loss per share of $0.70 for the same period under the Rejection Scenario. The primary driver of the differences between the Adoption and Rejection Scenarios is a reduction in net income applicable to common shareholders to reflect the Common Equivalent Stock’s preferred stock dividend which is equal to the Corporation’s common stock dividends as well as an additional preferred stock dividend that would have been payable under the Rejection Scenario (in each case assuming the Board had declared such dividends) as described in F and G of Note 2, Pro Forma Adjustments for Impact of Combined Transactions, to the unaudited pro forma condensed combined financial statements. The increase in the difference between the Adoption and Rejection Scenarios for the year ended December 31, 2008 is driven by the fact that pro forma adjustments to the condensed combined statement of income for the year ended December 31, 2008, under the Rejection Scenario include the Common Equivalent Stock’s preferred stock dividend which is equal to the Corporation’s actual dividends paid of $2.24 per share of Common Stock for this period, which is not indicative of current dividend rates.

The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with Bank of America’s historical consolidated financial statements as of and for the year ended December 31, 2008 as included in Exhibit 99.2 of Bank of America’s Current Report on Form 8-K filed with the SEC on May 28, 2009, and Bank of America’s historical consolidated quarterly financial statements as of and for the three and nine months ended

September 30, 2009 as included in Bank of America’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, which are incorporated herein by reference. See “Incorporation by Reference” in the proxy statement.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial position or results that would have been realized had the Combined Transactions been completed as of the dates indicated or that will be realized in the future following stockholder adoption or rejection of the Amendment, nor does it represent the impact of possible business model changes or potential changes to asset valuations due to current market conditions. The unaudited pro forma condensed combined financial information also does not consider any potential impacts of current market conditions on revenues, expense efficiencies, asset dispositions, and share repurchases, among other factors, including the impact of asset dispositions or share issuances, if any, by Bank of America pursuant to the TARP Repayment Approval.

Pro Forma Condensed Combined Balance Sheet (Adoption Scenario)
(unaudited)
September 30, 2009

The following preliminary unaudited pro forma condensed combined balance sheet assumes stockholder adoption of the Amendment and gives effect to the Combined Transactions assuming that they occurred on September 30, 2009.

		Adoption Scenario
	Actual	Pro Forma		As Adjusted
(Dollars in millions)	September 30, 2009	Adjustments		September 30, 2009

Assets
Cash and cash equivalents(1)	$363,165	$19,290	A	$337,455
		(45,000)	B
Trading account assets	204,838			204,838
Derivative assets	94,855			94,855
Investment securities	256,745			256,745
Loans and leases, net	878,434			878,434
Premises and equipment, net	15,373			15,373
Goodwill and intangible assets(2)	116,574			116,574
Loans held-for-sale	40,124			40,124
Other assets	280,935			280,935

Total assets	$2,251,043	$(25,710)		$2,225,333

Liabilities
Deposits	$974,899			$974,899
Short-term borrowings(3)	311,858			311,858
Trading account liabilities	71,672			71,672
Derivative liabilities	52,624			52,624
Other liabilities	126,019			126,019
Long-term debt	456,288			456,288

Total liabilities	1,993,360	—		1,993,360

Shareholders’ equity
Preferred stock	58,840	19,290	A	17,963
		(40,877)	B
		(19,290)	C
Common stock and additional paid-in capital	128,823	19,290	C	148,113
Retained earnings	76,881	(4,123)	B	72,758
Accumulated OCI	(6,705)			(6,705)
Other	(156)			(156)

Total shareholders’ equity	257,683	(25,710)		231,973

Total liabilities and shareholders’ equity	$2,251,043	$(25,710)		$2,225,333

(1)	Includes time deposits placed, fed funds sold, securities purchased under agreements to resell, securities loaned and other short-term investments.

(2)	Includes mortgage servicing rights.

(3)	Includes fed funds purchased, securities sold under agreement to repurchase, securities loaned, commercial paper and other short-term borrowings.

See accompanying notes to unaudited pro forma condensed combined financial statements.

Pro Forma Condensed Combined Statement of Income (Adoption Scenario)
(unaudited)
For the Nine Months Ended September 30, 2009

The following preliminary unaudited pro forma condensed combined statement of income assumes stockholder adoption of the Amendment and gives effect to the Combined Transactions assuming that they occurred on January 1, 2008.

		Adoption Scenario
				As Adjusted
				Nine Months
	Actual Nine			Ended
	Months Ended	Pro Forma		September 30,
(Dollars in millions, except per share information)	September 30, 2009	Adjustments		2009

Interest income	$60,271			$60,271
Interest expense	24,721			24,721

Net interest income	35,550			35,550
Noninterest income	59,017			59,017

Total revenue, net of interest expense	94,567			94,567

Provision for credit losses	38,460			38,460
Noninterest expense	50,328			50,328

Income before income taxes	5,779			5,779
Income tax expense (benefit)	(691)			(691)

Net income	$6,470			$6,470

Net income applicable to common shareholders	$2,932	$(2,898)	B	$2,620

		2,586	D
Per common share information
Earnings	$0.39	$(0.09)		$0.30
Diluted earnings	0.39	(0.09)		0.30
Dividends paid	0.03	—		0.03
Avg. common shares issued and outstanding (in thousands)	7,423,341	1,286,000	C	8,709,341
Avg. diluted shares issued and outstanding (in thousands)	7,449,911	1,286,000	C	8,735,911

See accompanying notes to unaudited pro forma condensed combined financial statements.

Pro Forma Condensed Combined Statement of Income (Adoption Scenario)
(unaudited)
For the Year Ended December 31, 2008

The following preliminary unaudited pro forma condensed combined statement of income assumes stockholder adoption of the Amendment and gives effect to the Combined Transactions assuming that they occurred on January 1, 2008.

		Adoption Scenario
	Actual			As Adjusted
	Year Ended	Pro Forma		Year Ended
(Dollars in millions, except per share information)	December 31, 2008	Adjustments		December 31, 2008

Interest income	$85,684			$85,684
Interest expense	40,324			40,324

Net interest income	45,360			45,360
Noninterest income	27,422			27,422

Total revenue, net of interest expense	72,782			72,782

Provision for credit losses	26,825			26,825
Noninterest expense	41,529			41,529

Income before income taxes	4,428			4,428
Income tax expense	420			420

Net income	$4,008			$4,008

Net income applicable to common shareholders	$2,487	$(1,450)	B	$1,217

		180	D
Per common share information
Earnings	$0.54	$(0.33)		$0.21
Diluted earnings	0.54	(0.33)		0.21
Dividends paid	2.24	—		2.24
Avg. common shares issued and outstanding (in thousands)	4,592,085	1,286,000	C	5,878,085
Avg. diluted shares issued and outstanding (in thousands)	4,596,428	1,286,000	C	5,882,428

See accompanying notes to unaudited pro forma condensed combined financial statements.

Pro Forma Condensed Combined Balance Sheet (Rejection Scenario)
(unaudited)
September 30, 2009

The following preliminary unaudited pro forma condensed combined balance sheet assumes stockholder rejection of the Amendment and gives effect to the Combined Transactions assuming that they occurred on September 30, 2009.

		Rejection Scenario
				As Adjusted
	Actual	Pro Forma		September 30,
(Dollars in millions)	September 30, 2009	Adjustments		2009

Assets
Cash and cash equivalents(1)	$363,165	$19,290	A	$337,455
		(45,000)	B
Trading account assets	204,838			204,838
Derivative assets	94,855			94,855
Investment securities	256,745			256,745
Loans and leases, net	878,434			878,434
Premises and equipment, net	15,373			15,373
Goodwill and intangible assets(2)	116,574			116,574
Loans held-for-sale	40,124			40,124
Other assets	280,935			280,935

Total assets	$2,251,043	$(25,710)		$2,225,333

Liabilities
Deposits	$974,899			$974,899
Short-term borrowings(3)	311,858			311,858
Trading account liabilities	71,672			71,672
Derivative liabilities	52,624			52,624
Other liabilities	126,019			126,019
Long-term debt	456,288			456,288

Total liabilities	1,993,360	—		1,993,360

Shareholders’ equity
Preferred stock	58,840	19,290	A	34,253
		(40,877)	B
		(3,000)	E
Common stock and additional paid-in capital	128,823	3,000	E	131,823
Retained earnings	76,881	(4,123)	B	72,758
Accumulated OCI	(6,705)			(6,705)
Other	(156)			(156)

Total shareholders’ equity	257,683	(25,710)		231,973

Total liabilities and shareholders’ equity	$2,251,043	$(25,710)		$2,225,333

(1)	Includes time deposits placed, fed funds sold, securities purchased under agreements to resell, securities loaned and other short-term investments.

(2)	Includes mortgage servicing rights.

(3)	Includes fed funds purchased, securities sold under agreement to repurchase, securities loaned, commercial paper and other short-term borrowings.

See accompanying notes to unaudited pro forma condensed combined financial statements.

Pro Forma Condensed Combined Statement of Income (Rejection Scenario)
(unaudited)
For the Nine Months Ended September 30, 2009

The following preliminary unaudited pro forma condensed combined statement of income assumes stockholder rejection of the Amendment and gives effect to the Combined Transactions assuming that they occurred on January 1, 2008.

		Rejection Scenario
	Actual Nine			As Adjusted
	Months Ended	Pro Forma		Nine Months Ended
(Dollars in millions, except per share information)	September 30, 2009	Adjustments		September 30, 2009

Interest income	$60,271			$60,271
Interest expense	24,721			24,721

Net interest income	35,550			35,550
Noninterest income	59,017			59,017

Total revenue, net of interest expense	94,567			94,567
Provision for credit losses	38,460			38,460
Noninterest expense	50,328			50,328

Income before income taxes	5,779			5,779
Income tax expense (benefit)	(691)			(691)

Net income	$6,470			$6,470

Net income applicable to common shareholders	$2,932	$(2,898)	B	$631

		2,586	D
		(33)	F
		(1,956)	G
Per common share information
Earnings	$0.39	$(0.31)	H	$0.08
Diluted earnings	0.39	(0.31)	H	0.08
Dividends paid	0.03	—		0.03
Avg. common shares issued and outstanding (in thousands)	7,423,341	200,000	E,H	7,623,341
Avg. diluted shares issued and outstanding (in thousands)	7,449,911	200,000	E,H	7,709,911
		60,000	I

See accompanying notes to unaudited pro forma condensed combined financial statements.

Pro Forma Condensed Combined Statement of Income (Rejection Scenario)
(unaudited)
For the Year Ended December 31, 2008

The following preliminary unaudited pro forma condensed combined statement of income assumes stockholder rejection of the Amendment and gives effect to the Combined Transactions assuming that they occurred on January 1, 2008.

		Rejection Scenario
	Actual			As Adjusted
	Year Ended	Pro Forma		Year Ended
(Dollars in millions, except per share information)	December 31, 2008	Adjustments		December 31, 2008

Interest income	$85,684			$85,684
Interest expense	40,324			40,324

Net interest income	45,360			45,360
Noninterest income	27,422			27,422

Total revenue, net of interest expense	72,782			72,782
Provision for credit losses	26,825			26,825
Noninterest expense	41,529			41,529

Income before income taxes	4,428			4,428
Income tax expense	420			420

Net income	$4,008			$4,008

Net income (loss) applicable to common shareholders	$2,487	$(1,450)	B	$(3,333)

		180	D
		(2,432)	F
		(2,118)	G
Per common share information
Earnings (loss)	$0.54	$(1.24)	H	$(0.70)
Diluted earnings (loss)	0.54	(1.24)	H	(0.70)
Dividends paid	2.24	—		2.24

Avg. common shares issued and outstanding (in thousands)	4,592,085	200,000	E,H	4,792,085
Avg. diluted shares issued and outstanding (in thousands)	4,596,428	195,657	E,H	4,792,085

See accompanying notes to unaudited pro forma condensed combined financial statements.

Note 1 —	Basis of Pro Forma Presentation

The following unaudited pro forma condensed combined financial information and explanatory notes are presented to give effect to and show the pro forma impact of (1) the issuance of the Common Equivalent Securities, (2) the repurchase of the TARP preferred stock issued and (3) either stockholder adoption of the Amendment, referred to as the “Adoption Scenario,” or alternatively stockholder rejection of the Amendment, referred to as the “Rejection Scenario” (the transactions in (1), (2) and (3) together referred to as the “Combined Transactions”). The unaudited pro forma condensed combined balance sheets as of September 30, 2009 assume the Combined Transactions were completed on that date. However, the unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2009 and year ended December 31, 2008 assume the Combined Transactions had been completed on January 1, 2008. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2008 do not include any adjustments for the acquisitions of Countrywide Financial Corporation (“Countrywide”) or Merrill Lynch & Co., Inc., (“Merrill Lynch”) which were effective July 1, 2008 and January 1, 2009, or the results of their operations prior to their acquisition dates.

Under the Adoption Scenario, the pro forma condensed combined financial information reflects the effect of the automatic conversion of the Common Equivalent Stock into 1.286 billion shares of Common Stock and the expiration of the Contingent Warrants. Under the Rejection Scenario, the pro forma condensed combined financial information reflects the effect of the automatic partial conversion of the Common Equivalent Stock effected through the issuance of 200 million shares of Common Stock, a reduction in the liquidation preference per share of the Common Equivalent Stock from $15,000 to $12,667.19 and the payment of dividends on the Common Equivalent Stock that remains outstanding, assuming the Board had declared such dividends. Under the Rejection Scenario, 1.286 million shares of Common Equivalent Stock will remain outstanding which will be convertible into an aggregate of 1.086 billion shares of Common Stock upon subsequent stockholder adoption of the Amendment. Additionally, under the Rejection Scenario, the Contingent Warrants become exercisable for 30 days and would allow for the purchase of approximately 60 million shares of Common Stock for $0.01 per share.

Under the Adoption Scenario, pro forma net income per share is $0.30 for the nine months ended September 30, 2009 as compared to net income per share of $0.08 for the same period under the Rejection Scenario. Under the Adoption Scenario, pro forma net income per share is $0.21 for the year ended December 31, 2008 as compared to a net loss per share of $0.70 for the same period under the Rejection Scenario. The primary driver of the differences in the Adoption and Rejection Scenarios is a reduction in net income applicable to common shareholders to reflect the Common Equivalent Stock’s preferred stock dividend which is equal to the Corporation’s common stock dividends as well as an additional preferred stock dividend that would have been payable under the Rejection Scenario (in each case assuming the Board had declared such dividends) as described in F and G of Note 2, Pro Forma Adjustments for Impact of Combined Transactions, to the unaudited pro forma condensed combined financial statements. The increase in the difference between the Adoption and Rejection Scenarios for the year ended December 31, 2008 is driven by the fact that pro forma adjustments to the condensed combined statement of income for the year ended December 31, 2008 under the Rejection Scenario include the Common Equivalent Stock’s preferred stock dividend which is equal to the Corporation’s actual dividends paid of $2.24 per share of Common Stock for this period, which is not indicative of current dividend rates.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial position or results that would have been realized had the Combined Transactions been completed as of the dates indicated or that will be realized in the future following stockholder adoption or rejection of the Amendment, nor does it represent the impact of possible business model changes or potential changes to asset valuations due to current market conditions. The unaudited pro forma condensed combined financial information also does not consider any potential impacts of current market conditions on revenues, expense efficiencies, asset dispositions, and share repurchases, among other factors, including the impact of asset dispositions or share issuances, if any, by Bank of America pursuant to the TARP Repayment Approval.

Note 2 —	Pro Forma Adjustments for Impact of Combined Transactions

The unaudited pro forma condensed combined financial information for the Combined Transactions includes the unaudited pro forma condensed combined balance sheets as of September 30, 2009 and the unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2009 and the year ended December 31, 2008. The following provides a description of each pro forma adjustment for the impacted financial statements.

A	Adjustment to reflect the issuance of 1.286 billion Common Equivalent Securities, presented in the pro forma condensed combined balance sheets entirely as preferred stock, as the value of the Contingent Warrants was considered to be immaterial, for gross proceeds of $19.290 billion.

B	Under the Adoption and Rejection Scenarios the adjustment reflects the repurchase of all 600,000 shares of the Corporation’s Fixed Rate Cumulative Perpetual Preferred Stock, Series N, all 400,000 shares of the Corporation’s Fixed Rate Cumulative Perpetual Preferred Stock, Series Q and all 800,000 shares of the Corporation’s Fixed Rate Cumulative Perpetual Preferred Stock, Series R issued to the U.S. government under TARP with a combined carrying amount of $40.877 billion for cash of $45.000 billion. The excess of cash paid over the carrying value has been recorded as a reduction to retained earnings on the September 30, 2009 pro forma condensed combined balance sheets.

The pro forma condensed combined statements of income for the nine months ended September 30, 2009 include a reduction to net income applicable to common shareholders of $2.898 billion equal to the excess of cash paid over the carrying amount of the Perpetual Preferred Stock Series Q and Series R at September 30, 2009. Although the pro forma condensed statements of income are presented assuming the Combined Transactions occurred on January 1, 2008, this reduction to net income applicable to common shareholders was calculated based on the September 30, 2009 carrying value and is included in the pro forma condensed statements of income for the nine months ended September 30, 2009, instead of in the pro forma condensed statements of income for the year ended December 31, 2008, as the Perpetual Preferred Stock Series Q and Series R were not outstanding as of December 31, 2008. For purposes of presentation, the pro forma condensed combined statements of income for the year ended December 31, 2008 include a reduction to net income applicable to common shareholders of $1.450 billion equal to the excess of cash paid over the carrying amount of the Series N preferred stock that was outstanding as of December 31, 2008.

Although the excess of the cash paid over the carrying amount of the TARP preferred stock is reflected for presentation purposes in the unaudited pro forma condensed combined financial statements in part on the pro forma condensed combined statements of income for the nine months ended September 30, 2009 and in part on the pro forma condensed combined statements of income for the year ended December 31, 2008, the repurchase of the TARP preferred stock in the fourth quarter of 2009 will reduce actual income available to common shareholders in the fourth quarter by a total of $4.123 billion. For presentation purposes, it is assumed that the Series N preferred stock was repurchased on January 1, 2008 versus the actual payoff date in the fourth quarter of 2009. As a result, there is a difference between the total of the $2.898 billion and $1.450 billion presented in the pro forma condensed combined statements of income for the nine months ended September 30, 2009 and year ended December 31, 2008 and the total of $4.123 billion actually recorded in the fourth quarter of 2009. This difference represents $225 million of accretion that was actually recorded on Series N preferred stock which has not been reflected in the pro forma condensed combined statements of income.

C	Under the Adoption Scenario, reflects the issuance of 1.286 billion shares of Common Stock upon the automatic conversion of 1.286 million shares of Common Equivalent Stock.

D	Under the Adoption and Rejection Scenarios the adjustment reflects the elimination of preferred stock dividends and accretion of preferred stock discounts of $2.586 billion and $0.180 billion recorded against net income applicable to common shareholders for the nine months ended September 30, 2009 and year ended December 31, 2008, respectively, related to the TARP preferred stock referenced in B above which for purposes of the pro forma condensed combined statements of income was assumed to be repurchased.

E	Under the Rejection Scenario, reflects the automatic partial conversion of the Common Equivalent Stock effected by the issuance of 200 million shares of Common Stock, upon which the conversion rate for the Common Equivalent Stock will be reduced proportionately and the liquidation preference per share will be reduced from $15,000 to $12,667, resulting in an increase to common stock and decrease to preferred stock of $3.000 billion calculated as ($15,000 — $12,667) x 1.286 million shares.

F	Under the Rejection Scenario, reflects the Common Equivalent Stock preferred stock dividend which is equal to the Corporation’s $0.03 and $2.24 dividends per common share paid of $33 million (1.086 billion shares (on an as converted basis) times $0.03 per share) and $2.432 billion (1.086 billion shares (on an as converted basis) times $2.24 per share) for the nine months ended September 30, 2009 and the year ended December 31, 2008, respectively, which are accounted for as preferred stock dividends, assuming the Board had declared such dividends.

G	Under the Rejection Scenario, reflects $1.956 billion and $2.118 billion of additional non-cumulative preferred stock dividends that will begin to be payable on the Common Equivalent Stock, assuming the Board had declared such dividends. Dividends will be payable at an initial annual rate of 10% for the first quarter following stockholder rejection of the Amendment, and for each quarter subsequent to the first quarter for which such additional dividends are payable, this initial annual rate will increase by 2% to a maximum annual rate of 16%. Dividends for the year ended December 31, 2008 are equal to the total of first quarter dividends of $407 million ($12,667 liquidation preference per share times 1.286 billion shares times 10% divided by 4), second quarter dividends of $489 million ($12,667 liquidation preference per share times 1.286 million shares times 12% divided by 4), third quarter dividends of $570 million ($12,667 liquidation preference per share times 1.286 million shares times 14% divided by 4) and fourth quarter dividends of $652 million ($12,667 liquidation preference per share times 1.286 million shares times 16% divided by 4). Dividends for the nine months ended September 30, 2009 are equal to the sum of three quarters of dividends of $652 million ($12,667 liquidation preference per share times 1.286 million shares times 16% divided by 4).

H	Under the Rejection Scenario, all 1.286 million shares of Common Equivalent Stock remain outstanding, with an adjusted liquidation preference per share of $12,667, each share of which would be convertible into 844.45 shares of Common Stock upon subsequent stockholder adoption of the Amendment. These are considered to be participating securities under the two-class method of calculating earnings per share. The two-class method is an earnings allocation formula that determines earnings per share for each share of common stock and participating securities according to dividends declared and participation rights in undistributed earnings. Under this method, all earnings (distributed and undistributed) are allocated to common shares and participating securities based on their respective rights to receive dividends. Earnings per common share is calculated by dividing earnings allocated to common shareholders by the weighted average number of common shares outstanding during the period. In periods where net income available to common shareholders is greater, participating securities could be more dilutive. Due to a pro forma net loss for the year ended December 31, 2008, no dilutive potential common shares, including contingent warrants that will become exercisable upon stockholder rejection for 30 days and which would allow for the purchase of approximately 60 million shares of Common Stock for $0.01 per share, were included in the calculation of diluted earnings per share because they would be antidilutive. In addition 4.343 million of potentially dilutive shares included in the actual year ended December 31, 2008 average shares outstanding has been subtracted from the 200 million shares that would be issued upon partial conversion of the Common Equivalent Stock as described in E above.

I	Under the Rejection Scenario, reflects dilutive potential common shares related to the Contingent Warrants that will become exercisable upon stockholder rejection of the Amendment for 30 days and which would allow for the purchase of approximately 60 million shares of Common Stock for $0.01 per share.

Note 3 —	Pro Forma Impact of Incentive Cash Compensation

The pro forma condensed combined financial statements do not include the expected 2010 issuance of approximately $1.7 billion of common stock to certain of our employees in lieu of a portion of incentive cash compensation as part of their year-end incentive payments, in accordance with the TARP Repayment Approval.

Note 4 —	Pro Forma Impact of Merrill Lynch and Countrywide

The pro forma condensed combined financial statements do not include any adjustments for the acquisitions of Merrill Lynch on January 1, 2009 or Countrywide on July 1, 2008. For additional information including an unaudited pro forma condensed combined statement of income combining the historical statements of income of Bank of America, Merrill Lynch and Countrywide assuming the companies had been combined on January 1, 2008 see Exhibit 99.7 of Bank of America’s  Form 8-K/A filed on March 3, 2009 as well as Note 2, Merger and Restructuring Activity to the Corporation’s quarterly financial statements as of and for the three and nine months ended September 30, 2009 as included in Bank of America’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 which includes updated purchase price information. Had the pro forma condensed combined financial statements included in this document assumed the Merrill Lynch and Countrywide acquisitions had been completed on January 1, 2008, total revenue, net of interest expense would have been $66.861 billion, net loss from continuing operations applicable to common shareholders would have been $31.867 billion, and basic and diluted loss per common share would have been $4.56 under the Adoption Scenario for the year ended December 31, 2008. Had the pro forma condensed combined financial statements included in this document assumed the Merrill Lynch and Countrywide acquisitions had been completed on January 1, 2008, total revenue, net of interest expense would have been $66.861 billion, net loss from continuing operations applicable to common shareholders would have been $36.417 billion, and basic and diluted loss per common share would have been $6.17 under the Rejection Scenario for the year ended December 31, 2008.

Appendix B

CERTIFICATE OF DESIGNATIONS
OF
COMMON EQUIVALENT JUNIOR PREFERRED STOCK, SERIES S
OF
BANK OF AMERICA CORPORATION

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

Bank of America Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1.     At meetings duly convened and held on November 16, 2009, November 17, 2009, December 1, 2009 and December 3, 2009, the Board of the Corporation (the “Board”) duly adopted resolutions (a) authorizing the issuance and sale by the Corporation of one or more series of the Corporation’s preferred stock, and (b) appointing a Special Securities Committee (the “Committee”) of the Board to act on behalf of the Board in establishing the number of authorized shares, the dividend rate and other powers, designations, preferences and rights of the preferred stock.

2.     Thereafter, on December 3, 2009, the Committee duly adopted the following resolution by written consent:

“RESOLVED, that the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation’s Common Equivalent Junior Preferred Stock, Series S, including those established by the Board and the number of authorized shares and dividend rate established hereby, are authorized and approved as set forth in the Certificate of Designations attached hereto as Exhibit A, which is incorporated herein and made a part of these resolutions by reference.”

IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its duly authorized officer this 3rd day of December, 2009.

BANK OF AMERICA CORPORATION

/s/  TERESA M. BRENNER
Name:     Teresa M. Brenner

Title:	Associate General Counsel

CERTIFICATE OF DESIGNATIONS

OF

COMMON EQUIVALENT
JUNIOR PREFERRED STOCK, SERIES S

OF

BANK OF AMERICA CORPORATION

Pursuant to the authority vested in the Board of Directors (the “Board”) by the Amended and Restated Certificate of Incorporation of the Corporation the (“Certificate of Incorporation”), the Board does hereby designate, create, authorize and provide for the issue of a series of preferred stock, $0.01 par value per share, which shall be designated as Common Equivalent Junior Preferred Stock, Series S (the “Series S Junior Preferred Stock”) consisting of 1,286,000 shares having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

COMMON EQUIVALENT
JUNIOR PREFERRED STOCK, SERIES S

Section I.  Definitions

“Adjusted Conversion Rate” means, for each share of Series S Junior Preferred Stock, that number of shares of Common Stock determined by reference to the Initial Conversion Rate (as adjusted pursuant to Section II(d), as applicable) multiplied by an amount equal to one less a fraction, the numerator of which is 200,000,000 and the denominator of which is the Initial Conversion Rate in effect on the Closing Date (without adjustment pursuant to Section II(d)) multiplied by the number of shares of Series S Junior Preferred Stock then outstanding, the amount resulting from such calculation being rounded, if necessary, to the nearest one ten-thousandth, with five one-hundred thousandths rounded upwards.

“Adjusted Liquidation Preference” means, for each share of Series S Junior Preferred Stock, $12,667.19.

“Amendment” means an Amendment to the Certificate of Incorporation increasing the number of shares of Common Stock the Corporation is authorized to issue from 10 billion to such amount as is authorized by the Board, which amount shall be not less than an amount sufficient to effect conversion of the Series S Junior Preferred Stock in full.

“Applicable Conversion Rate” means the Initial Conversion Rate, unless the Triggering Date has occurred, in which case it shall be the Adjusted Conversion Rate, in each case subject to adjustment pursuant to Section II(d), as applicable, for any such event occurring subsequent to the initial determination of such rate.

“Applicable Liquidation Preference” means the Initial Liquidation Preference unless the Triggering Date has occurred, in which case it shall be the Adjusted Liquidation Preference.

“As Converted Liquidation Amount” has the meaning specified in Section V(c).

“Board” means the Board of Directors of Bank of America Corporation.

“Certificate of Incorporation” has the meaning specified in the preamble.

“Closing Date” means the date that the Series S Junior Preferred Stock is first issued.

“Common Dividend Equivalent Amount” has the meaning specified in Section III(a).

“Common Stock” means the Common Stock, $.01 par value per share, of the Corporation.

“Conversion Date” means the first business day following the receipt of Stockholder Approval and the filing and acceptance of the Amendment with the Office of the Secretary of State of the State of Delaware.

“Corporation” means Bank of America Corporation.

“Exchange Property” has the meaning specified in Section VI(a).

“Holder” means the Person in whose name the shares of Series S Junior Preferred Stock are registered, which may be treated by the Corporation as the absolute owner of the shares of Series S Junior Preferred Stock for the purpose of making payment and settling conversion and for all other purposes.

“Initial Conversion Rate” means, for each share of Series S Junior Preferred Stock, 1,000 shares of Common Stock.

“Initial Liquidation Preference” means, for each share of Series S Junior Preferred Stock, $15,000.

“Junior Preferred Director” has the meaning specified in Section IV(b).

“Liquidation Participation Amount” has the meaning specified in Section V(c).

“Nonpayment” has the meaning specified in Section IV(b).

“Parity Stock” has the meaning specified in Section III(d).

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or other applicable security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board or a duly authorized committee of the Board or by statute, contract or otherwise).

“Reorganization Event” has the meaning specified in Section VI(a).

“Series S Junior Preferred Stock” has the meaning specified in the preamble.

“Special Dividend Payment Date” has the meaning specified in Section III(b).

“Special Dividend Rate” has the meaning specified in Section III(b).

“Special Dividend” has the meaning specified in Section III(b).

“Stockholder Approval” means the requisite approval by the stockholders of the Corporation of the Amendment.

“Triggering Date” means the earlier of (i) the date on which any meeting of the stockholders of the Corporation called for the purpose of obtaining Stockholder Approval is finally adjourned and at which the Amendment is rejected by the Corporation’s stockholders and (ii) the date that is 105 days from the Closing Date.

“Voting Parity Securities” has the meaning specified in Section IV(b).

Section II.  Automatic Conversion

(a)    Upon the terms and in the manner set forth in this Section II and subject to the provisions for adjustment in Section II(b) below, at 9:30 a.m., New York City time, on the Conversion Date, each share of Series S Junior Preferred Stock will automatically convert into an amount of fully-paid and non-assessable shares of Common Stock, without any action on the part of Holders or the Corporation, based on the Applicable Conversion Rate. The shares of Series S Junior Preferred Stock so converted will be cancelled as described in paragraph (c) below.

(b)    If the Corporation fails to obtain Stockholder Approval on or before the Triggering Date, then at 9:30 a.m., New York City time, on the first business day after the Triggering Date, the Series S Junior Preferred Stock shall automatically partially convert into Common Stock, to be effected by the Corporation’s issuance of 200,000,000 shares of Common Stock (as adjusted pursuant to Section II(d)) to the Holders of the Series S Junior Preferred Stock, pro rata based on the number of shares of Series S Junior Preferred Stock held of record by each such Holder on such date, without any action on the part of Holders, and the Applicable Conversion Rate shall thereafter be the Adjusted Conversion Rate. Following the issuance of such Common Stock, all shares of the Series S Junior Preferred Stock will remain outstanding.

(c)    As promptly as practicable after the Conversion Date, the Corporation shall (i) provide notice of the conversion to each Holder stating the Conversion Date, the number of shares of Common Stock issued upon conversion of each share of Series S Junior Preferred Stock held of record by such Holder and subject to conversion and the place or places where certificates representing shares of Series S Junior Preferred Stock are to be surrendered for issuance of certificates representing shares of Common Stock and (ii) upon proper surrender (including but not limited to furnishing appropriate endorsements and transfer documents) of such certificates by such Holder, issue and deliver, in exchange for the certificates representing the shares of Series S Junior Preferred Stock held by such Holder, to each Holder a certificate or certificates for the number of full shares of Common Stock to which such Holder is entitled. Immediately upon conversion, the rights of the Holders as such with respect to the shares of Series S Junior Preferred Stock so converted shall cease and the persons entitled to receive the shares of Common Stock upon the conversion of such shares of Series S Junior Preferred Stock shall be treated for all purposes as having become the record and beneficial owners of such shares of Common Stock. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series S Junior Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Corporation.

(d)    If at any time prior to the Conversion Date, the Corporation issues to all holders of the Common Stock shares of Common Stock or other securities or assets of the Corporation (other than cash) as a dividend or distribution on the Common Stock, or the Corporation effects a share split or share combination of the Corporation’s Common Stock, or the Corporation issues to all holders of the Common Stock certain rights or warrants entitling them for a period of 60 days or less to purchase shares of Common Stock at less than the current market value of the Common Stock at that time, or the Corporation purchases shares of Common Stock pursuant to a tender offer or exchange offer at above the current market value at that time, and in each such case the Record Date with respect to such event (or the date such event is effective, as the case may be) occurs on or after the Closing Date and prior to the Conversion Date (each, an “Adjustment Event”), then the Corporation will make such provision as is necessary so that the Holder receives the same dividend, distribution or other asset or property, if any, as it would have received in connection with such Adjustment Event if it had been the holder on the Record Date (or the date such event is effective, as the case may be) of the number of shares of Common Stock into which the shares of Series S Junior Preferred Stock held by such Holder are then convertible, or, to the extent that it is not reasonably practicable for the Corporation to make such provision, the Corporation shall make such adjustment to the Applicable Conversion Rate or other terms of the Series S Junior Preferred Stock to provide the Holder with an economic benefit comparable to that which it would have received had such provision been made; it being understood that this paragraph (d) shall not apply to the extent that any Holder participates on a pro rata basis with the holders of Common Stock.

(e)    No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series S Junior Preferred Stock. If more than one share of Series S Junior Preferred Stock shall be surrendered for conversion at any one time by the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series S Junior Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series S Junior Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest equal to the value of such fractional interest as based on the closing sales price of the Common Stock on the business day immediately preceding the Conversion Date.

(f)    The Corporation shall not be required to reserve or keep available, out of its authorized but unissued Common Stock, or have sufficient authorized Common Stock to cover, the shares of Common Stock deliverable upon the conversion of the Series S Junior Preferred Stock prior to the Stockholder Approval.

(g)    All shares of Common Stock which may be issued upon conversion of the shares of Series S Junior Preferred Stock or pursuant to Section II(b) hereof will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable.

(h)    Effective immediately prior to the Conversion Date, dividends shall no longer be declared on the shares of Series S Junior Preferred Stock and such shares of Series S Junior Preferred Stock shall cease to be outstanding, in each case, subject to the rights of Holders of such Series S Junior Preferred Stock to receive any declared and unpaid dividends on such shares and any other payments to which they are otherwise entitled pursuant to Section II(d), Section III or Section VI.

Section III.  Dividend Rights

(a)    From and after the Closing Date to but excluding the Conversion Date, (i) the Holders shall be entitled to receive, when, as and if declared by the Board or any duly authorized committee of the Board, but only out of assets legally available therefor, all cash dividends or distributions (including, but not limited to, regular quarterly dividends) declared and paid or made in respect of the shares of Common Stock, at the same time and on the same terms as holders of Common Stock, in an amount per share of Series S Junior Preferred Stock equal to the product of (i) the Applicable Conversion Rate then in effect and (ii) any per share dividend or distribution, as applicable, declared and paid or made in respect of each share of Common Stock (the “Common Equivalent Dividend Amount”), and (ii) the Board may not declare and pay any such cash dividend or make any such cash distribution in respect of Common Stock unless the Board or any duly authorized committee of the Board declares and pays to the Holders of the Series S Junior Preferred Stock, at the same time and on the same terms as holders of Common Stock, the Common Equivalent Dividend Amount per share. Notwithstanding any provision in this Section III(a) to the contrary, (i) the Holders of the Series S Junior Preferred Stock shall not be entitled to receive any cash dividend or distribution made with respect to the Common Stock after the Closing Date where the Record Date for determination of holders of Common Stock entitled to receive such dividend or distribution occurs prior to the Closing Date, and (ii) to the extent an automatic partial conversion pursuant to Section II(b) has occurred in a calendar quarter, the Common Equivalent Dividend Amount payable, if any, shall be determined as if the Initial Conversion Rate were in effect for the entire calendar quarter, unless the Record Date for payment of any such Common Equivalent Dividend Amount occurs after the issuance of such Common Stock, in which case the Common Equivalent Dividend Amount payable, if any, shall be determined as if the Adjusted Conversion Rate were in effect for the entire calendar quarter.

(b)    From and after the date immediately following the Triggering Date to but excluding the Conversion Date, in addition to dividends payable under Section III(a), the Holders of the Series S Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board or any duly authorized committee of the Board, but only out of assets legally available therefor, non-cumulative cash dividends on the Adjusted Liquidation Preference per share of Series S Junior

Preferred Stock, payable quarterly in arrears, on each date that regular quarterly cash dividends are paid with respect to the Common Stock or, if no regular quarterly cash dividends are paid with respect to the Common Stock during such calendar quarter, the last Friday of such calendar quarter (or if such Friday is not a business day, the immediately preceding business day) (each, a “Special Dividend Payment Date”). Dividends payable pursuant to this Section III(b) (the “Special Dividend”) will accrue on the Adjusted Liquidation Preference per share of Series S Junior Preferred Stock at a rate per annum equal to the Special Dividend Rate (as defined below) for each calendar quarter from the Triggering Date to the Conversion Date. The amount of Special Dividends payable shall be computed on the basis of a 360-day year of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. No interest or sum of money in lieu of interest will be paid with respect to any Special Dividend paid later than the scheduled Special Dividend Payment Date. The “Special Dividend Rate” shall initially be 10% per annum and shall increase by two (2) percentage points on each subsequent Special Dividend Payment Date, subject to a maximum rate of 16% per annum. For purposes of dividends payable pursuant to this Section III(b), the Series S Junior Preferred Stock will rank prior to the Common Stock.

(c)    Each dividend or distribution pursuant to (a) or (b) above will be payable to Holders of record of Series S Junior Preferred Stock as they appear in the records of the Corporation at the close of business on the same day as the Record Date for the corresponding dividend or distribution to the holders of shares of Common Stock (or, in the case of a Special Dividend Payment Date where there is no corresponding quarterly cash dividend with respect to the Common Stock during such calendar quarter, the fifteenth day of the calendar month in which the Special Dividend Payment Date falls).

(d)    The cash dividends on the Series S Junior Preferred Stock are noncumulative. To the extent that any dividends payable on the shares of Series S Junior Preferred Stock for a calendar quarter are not declared and paid, in full or otherwise, on the applicable dividend payment date, then such unpaid dividends shall not cumulate and shall cease to be payable, and the Corporation shall have no obligation to pay, and the holders of Series S Junior Preferred Stock shall have no right to receive, dividends for such calendar quarter on the related dividend payment date or at any time in the future or interest with respect to such dividends, whether or not dividends are declared for any subsequent calendar quarter or dividend period with respect to Series S Junior Preferred Stock, Parity Stock (as defined below) or any other class or series of authorized preferred stock of the Corporation. So long as any share of the Series S Junior Preferred Stock remains outstanding, (i) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Common Stock (other than a dividend payable solely in shares of Common Stock), (ii) no shares of Common Stock shall be repurchased, redeemed, or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Common Stock for or into other Common Stock, or the exchange or conversion of one share of Common Stock for or into another share of Common Stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of Common Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Common Stock by the Corporation, and (iii) no shares of Parity Stock will be repurchased, redeemed, or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series S Junior Preferred Stock and such Parity Stock except by conversion into or exchange for Common Stock, during a dividend period, unless, in each case, the full dividends payable pursuant to Section III(b) for the then-current calendar quarter on all outstanding shares of the Series S Junior Preferred Stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside (except for (w) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of Common Stock, (x) redemptions or purchases of any rights pursuant to a stockholder rights plan or by conversion or exchange of Parity Stock for or into other Parity Stock of the Corporation, (y) purchases by the Corporation or its affiliates as a broker, dealer, advisor, fiduciary, trustee or comparable capacity in connection with transactions effected by or for the account of customers of the Corporation or customers of any of its subsidiaries or in connection with the distribution or trading of such capital stock and (z) acquisitions of Common Stock in respect of exercises of employee equity awards and any related tax withholding and any purchases or acquisitions of Common Stock pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofor or hereafter adopted). Subject to the next succeeding sentence, for so long as any shares of Series S Junior Preferred Stock remain outstanding, no dividends shall be declared or paid or set aside for payment on any Parity Stock for any period unless full dividends payable pursuant to Section III(b) on all outstanding shares of Series S Preferred Stock for the then-current calendar quarter have been paid in full or declared and a sum sufficient for the payment thereof set aside. To the extent the Corporation declares dividends on the Series S Junior Preferred Stock and on any Parity Stock but does not make full payment of such declared dividends, the Corporation will allocate the dividend payments on a pro rata basis among the holders of the shares of Series S Junior Preferred Stock and the holders of any Parity Stock then outstanding. For purposes of calculating the allocation of partial dividend payments, the Corporation will allocate dividend payments on a pro rata basis among the Holders of the Series S Junior Preferred Stock and the holders of any Parity Stock so that the amount of dividends paid per share on the Series S Junior Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that payable dividends per share on the shares of the Series S Junior Preferred Stock and such Parity Stock (but without, in the case of any noncumulative preferred stock, accumulation of dividends for prior dividend periods) bear to each other. The foregoing right shall not be cumulative and shall not in any way create any claim or right in favor of Holders in the event that dividends have not been declared or paid in respect of any prior calendar quarter. As used herein, “Parity Stock” shall mean each class or series of equity securities of the Corporation issued after the Closing Date (other than Common Stock) that does not by its terms rank senior to the Series S Junior Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (including options, warrants or rights to subscribe for or purchase shares of such equity securities).

(e)    No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments on Series S Junior Preferred Stock or on such Parity Stock that may be in arrears.

(f)    Holders of Series S Junior Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Series S Junior Preferred Stock as specified in this Section III.

Notwithstanding any provision in this Certificate of Designations to the contrary, Holders of the Series S Junior Preferred Stock shall not be entitled to receive any dividends for any calendar quarter in which the Conversion Date occurs, except to the extent that any such dividends have been declared by the Board or any duly authorized committee of the Board and the Record Date for such dividend occurs prior to the Conversion Date.

Section IV.  Voting

(a)    Prior to the Conversion Date, Holders are entitled to vote (i) on all matters presented to the holders of Common Stock for approval, voting together with the holders of common stock as one class, as if, on the record date for determining the holders of the Corporation’s securities entitled to vote with respect to such matter, the Holders in fact held the shares of Common Stock into which the Series S Junior Preferred Stock are then convertible based on the Applicable Conversion Rate then in effect or (ii) whenever the approval or other action of Holders is required by applicable law or by the Certificate of Incorporation; provided, however that Holders shall not be entitled to vote either together with the Common Stock or as a separate class with respect to the Amendment at any meeting of the stockholders of the Corporation at which the Amendment is presented for approval.

(b)    If and whenever any Special Dividend payable to Holders of the Series S Junior Preferred Stock or any other dividend payable to holders of any other class or series of preferred stock ranking equally with Series S Junior Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted by this Section IV have been conferred (“Voting Parity Securities”) and are exercisable, have not been declared and paid for the equivalent of at least six or more calendar quarters (other than the calendar quarter in which the Series S Junior Preferred Stock is issued) (whether consecutive or not) (a “Nonpayment”), the number of directors constituting the Board shall be increased by two, and the Holders of the outstanding shares of Series S Junior Preferred Stock voting as a class with holders of any Voting Parity Securities, whether or not the holders of such Voting Parity Securities would be entitled to vote for the election of directors if such Nonpayment did not exist, shall have the right, voting separately as a single class without regard to series, with voting rights allocated pro rata based on liquidation preference, to the exclusion of the holders of Common Stock, to elect two directors of the Corporation to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the election of such directors must not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors and provided further that the Board shall at no time include more than two such directors. Each such director elected by the holders of shares of Series S Junior Preferred Stock and any Voting Parity Securities is a “Junior Preferred Director.” Any Junior Preferred Director elected by the holders of the Series S Junior Preferred Stock and any Voting Parity Securities may only be removed by the vote of the holders of record of the outstanding Series S Junior Preferred Stock and any such Voting Parity Securities, voting together as a single and separate class, at a meeting of the Corporation’s stockholders called for that purpose. Any vacancy created by the removal of any Junior Preferred Director may be filled only by the vote of the holders of the outstanding Series S Junior Preferred Stock and any such Voting Parity Securities, voting together as a single and separate class.

(c)    The election of the Junior Preferred Directors will take place at any annual meeting of stockholders or any special meeting of the holders of the Series S Junior Preferred Stock and any Voting Parity Securities, called as provided herein. At any time after the special voting right has vested pursuant to Section IV(b) above, the secretary of the Corporation may, and upon the written request of any Holder of Series S Junior Preferred Stock (addressed to the secretary at the Corporation’s principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the holders of Series S Junior Preferred Stock and any Voting Parity Securities, for the election of the two directors to be elected by them as provided in Section IV(d) below. The Junior Preferred Directors shall each be entitled to one vote per director on any matter.

(d)    Notice for a special meeting will be given in a similar manner to that provided in the Corporation’s by-laws for a special meeting of the stockholders. If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any such request, then any Holder of Series S Junior Preferred Stock may (at the Corporation’s expense) call such meeting, upon notice as provided in this Section IV(d), and for that purpose will have access to the stock register of the Corporation. The Junior Preferred Directors elected at any such special meeting will hold office until the next annual meeting of the Corporation’s stockholders unless they have been previously terminated or removed pursuant to Section IV(e). In case any vacancy in the office of a Junior Preferred Director occurs (other than prior to the initial election of the Junior Preferred Directors), the vacancy may be filled by the written consent of the Junior Preferred Director remaining in office, or if none remains in office, by the vote of the Holders of the Series S Junior Preferred Stock (voting together as a single and separate class with holders of any Voting Parity Securities, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such Nonpayment did not exist) to serve until the next annual meeting of the stockholders.

(e)    The voting rights described in Section IV(b) above will terminate, except as provided by law, upon the earlier of (A) the conversion of all of the Series S Junior Preferred Stock on the Conversion Date or (B) the payment of full Special Dividends on the Series S Junior Preferred Stock and any Voting Parity Securities, for the equivalent of at least four quarterly periods (but subject to revesting in the case of any similar non-payment of dividends in respect of future dividend periods) following a Nonpayment on the Series S Junior Preferred Stock and any Voting Parity Securities. Upon termination of the special voting right described above, the terms of office of the Junior Preferred Directors will immediately terminate, and the number of directors constituting the Board will be reduced accordingly. Any Junior Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series S Junior Preferred Stock (voting together as a single and separate class with holders of any Voting Parity Securities, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such Nonpayment did not exist).

Section V.  Liquidation

(a)    In the event of any liquidation, dissolution or winding up of the affairs of the Corporation prior to the Conversion Date, whether voluntary or involuntary, Holders of Series S Junior Preferred Stock shall be entitled to receive for each share of Series S Junior Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation and the holders of any other stock of the Corporation ranking senior as to such distributions to the Series S Junior Preferred Stock, and before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock or other stock of the Corporation ranking junior to Series S Junior Preferred Stock as to such distribution, a liquidating distribution in an amount equal to the Applicable Liquidation Preference, plus any dividends that have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation.

(b)    If in any distribution described in Section V(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Series S Junior Preferred Stock and the corresponding amounts payable with respect to any other stock of the Corporation ranking equally with Series S Junior Preferred Stock as to such distribution, Holders of Series S Junior Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c)    If the liquidating distribution provided in Section V(a) above has been paid in full to all Holders of Series S Junior Preferred Stock and the corresponding amounts payable with respect to any other stock of the Corporation ranking equally with Series S Junior Preferred Stock as to such distribution have been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences; provided that if the amount of such assets or proceeds to be distributed with respect to a number of shares of Common Stock equal to the Applicable Conversion Rate then in effect

(the “As Converted Liquidation Amount”) exceeds the Applicable Liquidation Preference, Holders of Series S Junior Preferred Stock shall be entitled to receive, for each share of Series S Junior Preferred Stock, an additional amount (the ‘‘Liquidation Participation Amount”) out of such assets or proceeds such that the As-Converted Liquidation Amount equals the sum of the Applicable Liquidation Preference plus the Liquidation Participation Amount, after making appropriate adjustment such that the holders of Series S Junior Preferred Stock receive the same amount on an as-converted basis as the holders of a number of shares of Common Stock equal to the Applicable Conversion Rate then in effect.

(d)    For purposes of this Section V, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) or all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section VI.  Adjustments For Reorganization Events

(a)    Upon the occurrence of a Reorganization Event (as defined herein) prior to the Conversion Date, each share of Series S Junior Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, become convertible into the types and amounts of securities, cash, and other property that is or was receivable in such Reorganization Event by a holder of the number of shares of Common Stock into which such share of Series S Junior Preferred Stock was convertible immediately prior to such Reorganization Event in exchange for such shares of Common Stock (such securities, cash, and other property, the “Exchange Property”). The Holders shall not have any separate class vote on any Reorganization Event. A ‘‘Reorganization Event” shall mean:

(i)    any consolidation or merger of the Corporation with or into another person, in each case pursuant to which the Common Stock will be converted into cash, securities, or other property of the Corporation or another person;

(ii)    any sale, transfer, lease, or conveyance to another person of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, in each case pursuant to which the Common Stock will be converted into cash, securities, or other property;

(iii)    any reclassification of the Common Stock into securities other than the Common Stock; or

(iv)    any statutory exchange of the Corporation’s securities for those of another person (other than in connection with a merger or acquisition).

(b)    In the event that holders of the shares of the Common Stock have the opportunity to elect the form of consideration to be received in such Reorganization Event, the consideration that the Holders are entitled to receive upon conversion shall be deemed to be (i) the types and amounts of consideration received by a majority of the holders of shares of Common Stock that affirmatively make such an election or (ii) if no holders of shares of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by such holders.

(c)    The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the type and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section VI.

Section VII.  Reports as to Adjustments

Whenever the number of shares of Common Stock into which the shares of the Series S Junior Preferred Stock are convertible is adjusted as provided in Section I(e) or Section VI, the Corporation shall promptly compute such adjustment and furnish to the Holders a certificate, signed by the principal financial officer or treasurer of the Corporation, setting forth the number of shares of Common Stock into which each share of the Series S Junior Preferred Stock is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment will become effective.

Section VIII.  Exclusion of Other Rights

Except as may otherwise be required by law, the shares of Series S Junior Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, other than those specifically set forth herein (as this Certificate of Designations may be amended from time to time) and in the Certificate of Incorporation. The shares of Series S Junior Preferred Stock shall have no preemptive or subscription rights.

Section IX.  Severability of Provisions

If any voting powers, preferences or relative, participating, optional or other special rights of the Series S Junior Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as this Certificate of Designations may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series S Junior Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences or relative, participating, optional or other special rights of Series S Junior Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences or relative, participating, optional or other special rights of Series S Junior Preferred Stock or qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences or relative, participating, optional or other special rights of Series S Junior Preferred Stock or qualifications, limitations and restrictions thereof unless so expressed herein.

Section X.  Reissuance of Series S Junior Preferred Stock

Shares of Series S Junior Preferred Stock that have been issued and reacquired in any manner, including shares purchased by the Corporation or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation. The Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series S Junior Preferred Stock.

Section XI.  Rank

Notwithstanding anything set forth in the Certificate of Incorporation or this Certificate of Designations to the contrary, the Board or any authorized committee of the Board, without the vote of the Holders of the Series S Junior Preferred Stock, may authorize and issue additional shares of stock ranking junior or senior to, or on parity with, the Series S Junior Preferred Stock as to dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section XII.  Determinations

The Corporation shall be solely responsible for making all calculations called for hereunder. Such calculations include, but are not limited to, the calculations under Section I hereof. The Corporation covenants to make all such calculations in good faith. Absent manifest error, such calculations shall be final and binding on all Holders of shares of the Series S Junior Preferred Stock. The Corporation shall have the power to resolve any ambiguity and its action in so doing, as evidenced by a resolution of the Board, shall be final and conclusive unless clearly inconsistent with the intent hereof. Amounts resulting from any calculation will be rounded, if necessary, to the nearest one ten-thousandth, with five one-hundred thousandths being rounded upwards.

Section XIII.  No Redemption

The Corporation may not, at any time, redeem the outstanding shares of the Series S Junior Preferred Stock.

Section XIV.  Repurchases

Subject to the limitations imposed herein, the Corporation may purchase and sell shares of Series S Junior Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board or any duly authorized committee of the Board may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.

Section XV.  No Sinking Fund

Shares of Series S Junior Preferred Stock are not subject to the operation of a sinking fund.

Section XVI.  Notices

All notices, requests and other communications to the Holder of Series S Junior Preferred Stock shall be in writing (including facsimile transmission) and shall be given at the address of such Holder as shown on the books of the Corporation. A Holder of Series S Junior Preferred Stock may waive any notice required hereunder by a writing signed before or after the time required for notice or the action in question. Notice shall be deemed given on the earlier of the date received or three business days after the date such notice is mailed by first-class mail, postage prepaid.

Appendix C

WARRANT TO PURCHASE COMMON STOCK

WARRANT
to purchase

60,056,200

Shares of Common Stock

Of

BANK OF AMERICA CORPORATION

Issue Date: December 9, 2009

1.    Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Amendment” means the amendment to the Company’s charter increasing the Company’s authorized Common Stock to permit the conversion of all Series S Securities into Common Stock.

“Board of Directors” means the board of directors of the Company, including any duly authorized committee thereof.

“Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York or the State of North Carolina generally are authorized or required by law or other governmental actions to close.

“Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“Charter” means, with respect to any Person, its certificate or articles of incorporation, articles of association, or similar organizational document.

“Common Stock” refers to shares of common stock of the Company, $0.01 par value per share.

“Company” means Bank of America Corporation, a corporation organized and existing under the laws of the State of Delaware.

“Constituent Person” has the meaning set forth in Section 13(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exchange Property” has the meaning set forth in Section 13(a).

“Exercise Period” means the period commencing on (and including) 9:30 a.m. New York City time on the Exercise Activation Date and ending at the Expiration Time; provided, that, if Stockholder Approval is received prior to the Exercise Activation Date, this Warrant shall not be exercisable and shall expire as provided in Section 3(b) and 3(c) below.

“Exercise Rate” has the meaning set forth in Section 2.

“Expiration Time” has the meaning set forth in Section 3(c).

“Exercise Activation Date” means the Business Day immediately following the day on which the first Stockholder No-Vote occurs.

“Issue Date” means the date set forth on the first page of this Warrant.

“Market Price” means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and ask prices as furnished by two independent members of the Financial Industry Regulatory Authority, Inc. selected from time to time by the Company for that purpose. “Market Price” shall be determined without reference to after hours or extended hours trading. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair market value per share of such security as determined in good faith by the Board of Directors in reliance on an opinion of a nationally recognized independent investment banking corporation retained by the Company for this purpose and certified in a resolution to the Warrantholder. For the purposes of determining the Market Price of the Common Stock on the Trading Day preceding, on or following the occurrence of an event, (i) that Trading Day shall be deemed to commence immediately after the regular scheduled closing time of trading on the New York Stock Exchange or, if trading is closed at an earlier time, such earlier time and (ii) that Trading Day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last Trading Day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Record Date” has the meaning set forth in Section 12(c).

“Reorganization Event” has the meaning set forth in Section 13(a).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Separation Date” means 9:30 a.m., New York City time, on the earlier of (i) the Business Day immediately following the date that is 105 days after the Issue Date and (ii) the Exercise Activation Date.

“Series S Certificate of Designations” has the meaning set forth in Section 12(g).

“Series S Securities” means the Common Equivalent Junior Preferred Stock, Series S of the Company issued on the Issue Date.

“Stockholder Approval” means a vote of the Company’s stockholders authorizing the Amendment.

“Stockholder No-Vote” means a vote of the Company’s stockholders rejecting the Amendment.

“Shares” means shares of Common Stock to which the Warrantholder is entitled pursuant to this Warrant.

“Trading Day” means (A) if the shares of Common Stock are not traded on any national or regional securities exchange or association or over-the-counter market, a Business Day or (B) if the shares of Common Stock are traded on any national or regional securities exchange or association or over-the-counter market, a Business Day on which such relevant exchange or quotation system is scheduled to be open for business and on which the shares of Common Stock (i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market for any period or periods aggregating one half hour or longer; and (ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of Common Stock.

“U.S. GAAP” means United States generally accepted accounting principles.

“Units” means the common equivalent securities issued by the Company on the Issue Date, each consisting of (i) one depositary share representing a 1/1000th interest in a share of the Company’s Series S Securities and (ii) a Warrant.

“Warrantholder” has the meaning set forth in Section 2.

“Warrant” means this Warrant, which is one of a series of warrants issued pursuant to that certain Underwriting Agreement by and between the Company and the Representatives named therein, dated December 3, 2009, and the issuance of which has been registered by the Company with the SEC pursuant to the Company’s Registration Statement on Form S-3 (No. 333-158663) (the “Registration Statement”).

2.    Number of Shares; Exercise Price.

This certifies that, for value received, the registered holder or its permitted assigns (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, up to an aggregate of the number of fully paid and nonassessable shares of Common Stock (the “Exercise Rate”) equal to the product of (A) the number of Units held by the holder of the Warrant immediately prior to the Separation Date multiplied by (B) the quotient of (x) 60,056,200 divided by (y) the aggregate number of Units outstanding immediately prior to the Separation Date, at a purchase price per share of Common Stock equal to $0.01 (the “Exercise Price”).

3.    Exercise of Warrant; Term; Expiration.

(a)    Subject to Sections 2, 3(b) and 3(c), to the extent permitted by applicable laws and regulations, the right to purchase the Shares shall be exercisable in whole or in part by the Warrantholder, at any time or from time to time during the Exercise Period by (i) delivery of a written notice to the Company in accordance with Section 19, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Warrantholder’s election to exercise this Warrant and (ii) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds. The Warrantholder shall not be required to surrender this Warrant in order to effect an exercise hereunder, provided that this Warrant is surrendered to the Company by the second Trading Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (the “Exercise Delivery Documents”). On or before the first Trading Day following the date on which the Company has received the Exercise Delivery Documents, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Warrantholder and the Company’s transfer agent for the Common Stock (the “Transfer Agent”). The Company shall deliver any objection to the Exercise Delivery Documents on or before the second Trading Day following the date on which the Company has received all of the Exercise Delivery Documents. In the event of any discrepancy or dispute, the records of the Company shall be controlling and determinative in the absence of manifest error. On or before the third Trading Day following the date on which the Company has received all of the Exercise Delivery Documents and after the Company shall have received this Warrant (the “Share Delivery Date”), the Company shall, (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (the “FAST Program”) and so long as the certificates therefor are not required to bear a legend regarding restriction on transferability, upon the request of the Warrantholder, credit such aggregate number of shares of Common Stock to which the Warrantholder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the FAST Program or if the certificates are required to bear a legend regarding restriction on transferability, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Delivery Documents and surrender of this Warrant, the Warrantholder shall be deemed for all corporate purposes to have become the holder of record of the Shares with respect to which this Warrant has been exercised, irrespective of the date such Shares are credited to the Warrantholder’s DTC account or the date of delivery of the certificates evidencing such Shares, as the case may be. If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time, and in any event not exceeding three Business Days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised.

(b)    If Stockholder Approval is received prior to the Exercise Activation Date, then this Warrant shall not at any time be, or become, exercisable and shall expire (and become null and void) at 9:30 a.m., New York City time, on the first Business Day following effectiveness of the Amendment.

(c)    If at any time the Warrant becomes exercisable, it shall expire (and shall become null and void) at 5:30 p.m. (New York City time) on the 30th day after the Exercise Activation Date (the “Expiration Time”).

4.    Issuance of Shares; Authorization; Listing. Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed three Business Days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith). The Company will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock then issuable upon exercise of this Warrant at any time. No later than the Exercise Activation Date, the Company will (A) procure, at its sole expense, the listing of the Shares issuable upon exercise of this Warrant at any time, subject to issuance or notice of issuance, on all principal stock exchanges on which the Common Stock is then listed or traded and (B) maintain such listings of such Shares at all times after issuance. The Company will use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded.

5.    No Fractional Shares or Scrip; Cash Payments in Lieu of Fractional Shares. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. Instead, a Warrantholder who otherwise would have received a fraction of a Share will receive an amount in cash rounded to the nearest cent. This cash amount will be equal to such Warrantholder’s proportionate interest in the net proceeds from the sale in the open market, from time to time during or at the conclusion of the Exercise Period, by Computershare, Inc., acting as the Warrant Agent on behalf of all such holders, of the aggregate fractional Shares that would otherwise be issued upon the exercise of the Warrant.

6.    No Rights as Stockholders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the date of exercise hereof. The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7.    Tax Treatment. This Warrant constitutes an item of property separate from the Series S Securities for all tax purposes.

8.    Separation/Transfer/Assignment. This Warrant is not separable from the Unit of which it is a part prior to the Separation Date. Following the Separation Date, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and one or more new warrants shall be prepared and delivered by the Company, of the same tenor and date as this Warrant and providing for the right to purchase the same aggregate number of shares of Common Stock as the Warrant is then exercisable for, but each registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the Company in accordance with Section 3. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company.

9.    Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10.    Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

11.    Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

12.    Adjustments.

(a)    The Exercise Rate shall be subject to adjustment from time to time due to a combination (including without limitation a reverse stock split) of Common Stock, in which event the Exercise Rate will be adjusted based on the following formula:

ER1  =  ER0 x (OS1 / OS0)

where,

ER0  =  the Exercise Rate in effect at the close of business on the Record Date

ER1  =  the Exercise Rate in effect immediately after the Record Date

OS0 =	the number of shares of Common Stock outstanding at the close of business on the Record Date prior to giving effect to such event

OS1 =	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such event

(b)    When No Adjustment Required.

(i)    The Exercise Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing or for the repurchase of Common Stock.

(ii)    No adjustment of the Exercise Rate will be made if, as a result of such adjustment, the Exercise Rate would decrease to an amount per share of Common Stock less than $0.01.

(iii)    No adjustment of the Exercise Rate need be made as a result of: (A) the issuance of rights to purchase Common Stock pursuant to a stockholders rights plan (“Rights”); (B) the distribution of separate certificates representing Rights; (C) the exercise or redemption of Rights in accordance with any rights agreement; or (D) the termination or invalidation of Rights, in each case, pursuant to the Company’s stockholder rights plan existing on the Issue Date, as amended, modified, or supplemented from time to time, or any newly adopted stockholder rights plans; provided, however, that to the extent that the Company has a stockholder rights plan in effect on the date on which this Warrant is exercised, the Warrantholder shall receive, in addition to the shares of Common Stock, the rights under such stockholder rights plan. In the event that the Company proposes to distribute Rights under any stockholder rights plan after the Exercise Activation Date, the Company shall give notice to the Warrantholder, in the manner set forth in Section 12(g).

(iv)    No adjustment to the Exercise Rate need be made:

(A)    upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under any plan;

(B)    upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries; or

(C)    upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the Issue Date.

(v)    No adjustment to the Exercise Rate need be made for a change in the par value of the Common Stock.

(vi)    No adjustment to the Exercise Rate need be made for the issuance of shares of Common Stock, convertible securities, warrants, or rights to acquire shares of Common Stock (whether or not such rights are issued to employees of the Company) in the transactions described in the Company’s Current Report on Form 8-K dated December 2, 2009, or for the issuance of the shares of Common Stock pursuant to such convertible securities, warrants or rights.

(c)    Record Date. For purposes of this Section 12, “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(d)    Successive Adjustments. After an adjustment to the Exercise Rate under this Section 12, any subsequent event requiring an adjustment under this Section 12 shall cause an adjustment to such Exercise Rate as so adjusted.

(e)    Rounding of Calculations; Minimum Adjustments. All calculations under this Section 12 shall be made to the nearest one-ten-thousandth (1/10,000th) of a share (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). Any provision of this Section 12 to the contrary notwithstanding, no adjustment in the Exercise Rate shall be made if the amount of such adjustment would be less than one one-hundredth (1/100th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate 1/100th of a share of Common Stock, or more.

(f)    Statement Regarding Adjustments. Whenever the Exercise Rate shall be adjusted as provided in Section 12(a), the Company shall promptly file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Rate that shall be in effect after such adjustment, and the Company shall also cause a copy of such statement to be sent, in accordance with the provisions of Section 19, to each Warrantholder at the address appearing in the Company’s records.

(g)    Notice of Adjustment Event. In the event that the Company shall propose to take any action of the type described in Section 12(a) above or any action of the type described in Section I(e) of the certificate of designations of the Series S Securities (the “Series S Certificate of Designations”) (but only if the action of the type described in Section 12(a) above or Section I(e) of the Series S Certificate of Designations would result in an adjustment in the Exercise Rate or the Conversion Rate, respectively), the Company shall give notice to the Warrantholder, in the manner set forth in this Section 12(g), which notice shall specify the Record Date, if any, with respect to any such action and the approximate date on which such action is to take place. If the proposed action is of the type described in Section 12(a) above, such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Rate and the number of shares which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a Record Date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(h)    Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to Section 12(a), the Company shall take any action which may be necessary, including obtaining regulatory, New York Stock Exchange, NASDAQ Stock Market or other applicable national securities exchange or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to Section 12(a).

13.    Adjustment for Reorganization Events.

(a)    Reorganization Events. In the event of:

(i)    any consolidation or merger of the Company with or into another person (other than a merger or consolidation in which the Company is the continuing corporation and in which the shares of Common Stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities other property of the Company or another corporation);

(ii)    any sale, transfer, lease or conveyance to another person of all or substantially all the property and assets of the Company; or

(iii)    any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition) or any binding share exchange which reclassifies or changes its outstanding Common Stock;

each of which is referred to as a “Reorganization Event,” the Warrantholder’s right to receive Shares upon exercise of this Warrant, without the consent of the Warrantholder, shall be converted (without any other change to the rights or limitations provided for herein) into the right to exercise this Warrant to acquire the kind and amount of securities, cash and other property (the “Exchange Property”) which the Common Stock issuable (at the time of such Reorganization Event) upon exercise of this Warrant immediately prior to such Reorganization Event would have been entitled to receive upon consummation of such Reorganization Event (without any interest thereon), where the holder of such Common Stock issuable upon such Reorganization Event were not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates of the Company and non-Affiliates; provided that if the kind or amount of Exchange Property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person other than a Constituent Person or an Affiliate thereof, then for the purpose of this Section 13(a), the Exchange Property receivable upon such Reorganization Event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make an election (or of all such holders if none make an election). If the date this Warrant is exercised follows a Reorganization Event, the Exercise Rate then in effect will be applied to the value on such date of such Exchange Property received per share of Common Stock, as determined in accordance with this Section 13.

(b)    Successive Reorganization Events. The above provisions of this Section 13 shall similarly apply to successive Reorganization Events and the provisions of Section 13 shall apply to any shares of capital stock of the Company (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(c)    Reorganization Event Notice. The Company (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Warrantholder of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 13.

14.    No Impairment. The Company will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

15.    Governing Law. This Warrant will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the Company and the Warrantholder agrees (a) to submit to the exclusive jurisdiction and venue of the United States District Court for the Southern District of New York for any civil action, suit or proceeding arising out of or relating to this Warrant or the transactions contemplated hereby, and (b) that notice may be served upon the Company at the address in Section 19 below and upon the Warrantholder at the address for the Warrantholder set forth in the registry maintained by the Company pursuant to Section 9 hereof. To the extent permitted by applicable law, each of the Company and the Warrantholder hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to the Warrant or the transactions contemplated hereby or thereby.

16.    Binding Effect. This Warrant shall be binding upon any successors or assigns of the Company.

17.    Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.

18.    Prohibited Actions. The Company agrees that it will not take any action which would entitle the Warrantholder to an adjustment of the Exercise Rate if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its Charter. For the avoidance of doubt, none of the transactions described in the Company’s Form 8-K dated December 2, 2009 are prohibited by this Section 18 or would result in an adjustment to the Exercise Price.

19.    Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile or e-mail, upon confirmation of receipt, or (b) on the second Business Day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered to the parties at the following addresses, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company:

Bank of America Corporation
Legal Department
NC1-002-29-01
101 South Tryon Street
Charlotte, North Carolina 28255
Attention: General Counsel
Telephone: (704) 386-4238
Facsimile:

With copies to:

McGuireWoods, LLP
201 North Tryon Street
Charlotte, North Carolina 28202
Attention: Richard W. Viola
Telephone: (704) 343-2149
Facsimile: (704) 343-2300

20.    Entire Agreement. This Warrant and the forms attached hereto (the terms of which are incorporated by reference herein) contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

[Remainder of page intentionally left blank]

Exhibit A

[Form of Notice of Exercise]
Date:

TO: Bank of America Corporation

RE: Election to Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock in the manner set forth below. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name set forth below.

Number of Shares of Common Stock

Method of Payment of Exercise Price

Aggregate Exercise Price:

Holder:

By:

Name:

Title:

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer.

Dated: December 9, 2009

BANK OF AMERICA CORPORATION

By:	/s/ B. Kenneth Burton, Jr.
Name:     B. Kenneth Burton, Jr.
Title:     Senior Vice President

Attest:

By:	/s/ Allison L. Gilliam
Name:     Allison L. Gilliam
Title:     Assistant Secretary

[Signature Page to Warrant]

2010 Special Meeting Admission Ticket C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 2010 Special Meeting of Stockholders Tuesday, February 23, 2010, 10:00 am (local time) Palmetto Ballroom of the International Trade Center 200 North College St. Charlotte, North Carolina Upon arrival, please present this admission ticket and photo identification at the registration desk. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS 2010 Special Meeting Proxy Card 123456 C0123456789 12345 _IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE._ A Management Proposals — The Board of Directors recommends a vote FOR the following proposals: 1. A proposal to adopt an amendment to the Bank of For Against Abstain America Corporation amended and restated certificate of incorporation to increase the number of authorized shares of Common Stock from 10 billion to 11.3 billion. 2. A proposal to approve the adjournment of the For Against Abstain Special Meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve the proposal set forth in Item 1. B Non-Voting Items Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign as name(s) appears hereon. Give full title if you are signing for a corporation, partnership or other entity, or as attorney, administrator, executor, guardian, trustee or in any other representative capacity. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 0 2 4 0 0 1 1 1 U PX

2010 Special Meeting of Stockholders Admission Ticket Time: Tuesday, February 23, 2010 10:00 am (local time) Place: Palmetto Ballroom of the International Trade Center 200 North College St. Charlotte, N.C. Admission: Valid admission ticket and photo identification required for attendance. Attention Internet Users! You can now access your stockholder information on the following secure Internet site: http://www.computershare.com/bac Step 1: Register (1st time users only) Click on “Create Login” in the blue box and follow the instructions. Step 2: Log In (Returning users) Enter your User ID and Password and click the Login button. Step 3: View your account details and perform multiple transactions, such as: · View account balances · View transaction history · View payment history · View stock quotes · Change your address · View electronic stockholder communications · Buy or sell shares · Check replacements If you are not an Internet user and wish to contact Bank of America, you may use one of the following methods: Call: 1.800.642.9855 Write: Bank of America c/o Computershare P.O. Box 43078 Providence, RI 02940-3078 _IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE._ Proxy/Voting Instructions This Proxy is Solicited on Behalf of the Board of Directors for the Special Meeting of Stockholders to be held on Tuesday, February 23, 2010 You, the undersigned stockholder, appoint each of [ ] and [ ], your attorney and proxy, with full power of substitution, on your behalf and with all powers you would possess if personally present, to vote all shares of Common Stock or Preferred Stock of Bank of America Corporation that you would be entitled to vote at the Special Meeting of Stockholders and any adjournment or postponement thereof, to be held in the Palmetto Ballroom of the International Trade Center at 200 North College St., Charlotte, N.C. on Tuesday, February 23, 2010, at 10:00 a.m. (local time). The shares represented by this proxy will be voted as instructed by you. If not otherwise specified, shares will be voted in accordance with the recommendations of the Board of Directors. Bank of America associates. If you are a participant in The Bank of America 401(k) Plan, The Bank of America 401(k) Plan for Legacy Companies, The Bank of America Transferred Savings Account Plan, the Merrill Lynch & Co., Inc. Retirement Accumulation Plan, the Merrill Lynch & Co., Inc. Employee Stock Ownership Plan or the Merrill Lynch & Co., Inc. 401(k) Savings & Investment Plan, and your plan account has investments in shares of common stock of Bank of America Corporation, you must provide voting instructions to the plan trustees (either via proxy card or Internet or by telephone) in order for your shares to be voted as you instruct. If no voting instructions are received, the trustee of the plan will vote these shares in the same ratio as the shares for which voting instructions have been provided to the trustee unless contrary to the Employee Retirement Income Security Act. Your voting instructions will be held in strict confidence. If you participate in the Merrill Lynch Employee Stock Purchase Plan, your shares must be voted in order to count. The deadline to cast votes for shares held in the forgoing plans is Monday, February 22, 2010 at 8:00 am EST. You will not be able to change your vote after this deadline. Electronic or Telephone Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Proxies submitted by Internet or telephone must be received before the closing of the polls for voting at the 2010 Special Meeting on Tuesday, February 23, 2010. Voting control details are located on the shaded bar on the reverse side. Instead of mailing your proxy, you may choose one o f the two voting methods outlined below to vote your proxy. Vote by Internet · Log on to the Internet and go to www.investorvote.com/bac · Follow the steps outlined on the secured website. Vote by telephone · Call toll free 1.800.652.VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. · Follow the instructions provided by the recorded message.